                              AMENDED AND RESTATED
                              BIG STUFF AGREEMENT

    This AMENDED AND RESTATED BIG STUFF ACQUISITION AGREEMENT (the "RESTATED AGREEMENT") is made and entered into as of this 26th day of October, 1999, by and among Advanced Communications Group, Inc., a Delaware corporation ("PARENT") and ACG Acquisition VII Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("ACQUISITION SUBSIDIARY"), on the one hand and Big
Stuff, Inc., a Texas corporation ("BIG STUFF"), Richard O'Neal, a resident of the State of Texas ("O'NEAL"), and Richard L. Reid, a resident of the State of Texas ("REID") (O'Neal and Reid are together referred to herein as the "BIG STUFF SHAREHOLDERS"), on the other.

                                    RECITALS

    A. Parent desires to acquire, and Big Stuff and the Big Stuff Shareholders desire Parent to acquire, all of the outstanding common stock of Big Stuff, on the terms and subject to the conditions set forth in this Restated Agreement.

    B. In furtherance of such acquisition, the respective Boards of Directors of Parent, Acquisition Subsidiary and Big Stuff have approved the merger (the "MERGER") of Acquisition Subsidiary with and into Big Stuff in accordance with the Corporation Laws, all on the terms and conditions set forth in this Restated Agreement.

    C. The Boards of Directors of each of Big Stuff, Acquisition Subsidiary and Parent believe it is in the best interests of each company and their respective stockholders and the Board of Directors of Parent has directed or will direct that the Restated Agreement be submitted to the shareholders of Parent with the recommendation that the Restated Agreement, including, but not limited to, the issuance of shares of Parent Common Stock pursuant to this Restated Agreement, be approved by the Parent's stockholders and the Boards of Directors of Big Stuff and Acquisition Subsidiary have directed or will direct that the Merger be submitted to their respective shareholders in accordance with the Corporation Laws.

    D. The Big Stuff Shareholders own all outstanding shares of Big Stuff Common Stock, believe that the Merger and the transactions contemplated by this Restated Agreement are in their best interests and desire to enter into this Restated Agreement.

    E. The parties intend that the Closing will occur prior to or concurrently with, among other actions: (i) the closing of the acquisition by Parent or a direct or indirect subsidiary of Parent of all of the outstanding capital stock of YPtel Corporation, a corporation incorporated under the laws of Canada (the "COMPANY") pursuant to that certain Amended and Restated YPtel Acquisition Agreement, a form of which has been provided by Parent to Big Stuff (the "RESTATED COMPANY AGREEMENT"), dated as of October 26, 1999, among the Parent, the Company, the shareholders of the Company (the "COMPANY SHAREHOLDERS"), Jeffrey L. Rosenthal, Stephen D. Lister, Edward Truant, Douglas G. McIntyre, The J.L.R. Family Trust, The Paisley Family Trust, Imperial Capital Limited, a corporation organized under the laws of the Province of Ontario ("ICL"), Cold Trust, Global Investment Trust, Freezer Trust, Storage Trust, Directory Trust and Publisher Trust; (ii) the closing of the acquisition by Parent or a subsidiary of Parent of all of the outstanding capital stock of Web YP, Inc. ("WEB") (Big Stuff and Web are sometimes collectively referred to as "WORLDPAGES") whether by merger, exchange or otherwise; (iii) the redemption of the promissory notes (collectively, the "GREAT WESTERN NOTES") in the aggregate original principal amount of Fifteen Million Dollars ($15,000,000.00) (plus accrued but unpaid interest at the time of redemption) owed by Parent to O'Neal and certain other former shareholders of Great Western Directories, Inc. (collectively, the "GREAT WESTERN SHAREHOLDERS") by the issuance of Parent Common Stock to the Great Western Shareholders; and (iv) the satisfaction of the other conditions to closing set forth in this Restated Agreement, the Restated Company Agreement and the Restated Web YP Agreement.

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    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                         ARTICLE I--TERMS OF THE MERGER

    1.1 THE MERGER. Upon the terms and subject to the conditions of this Restated Agreement, the Merger shall be consummated in accordance with the Texas Business Corporation Act (the "TEXAS CORPORATION ACT") and the General Corporation Law of the State of Delaware (together with the Texas Corporation Act, the "CORPORATION LAWS"). At the Effective Time, upon the terms and subject to the conditions of this Restated Agreement, Acquisition Subsidiary shall be merged with and into Big Stuff in accordance with the Corporation Laws and the separate existence of Acquisition Subsidiary shall thereupon cease, and Big Stuff, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), shall continue its corporate existence under the laws of the State of Texas as a subsidiary of Parent and under the corporate name "Big Stuff YP, Inc." The Certificate of Incorporation of Big Stuff shall be the certificate of incorporation of the Surviving Corporation. The parties shall prepare and execute a certificate of merger in a form to be agreed to by the parties hereto, acting reasonably (the "CERTIFICATE OF MERGER"), in order to comply in all respects with the requirements of the Corporation Laws and with the provisions of this Restated Agreement.

    1.2  EFFECTIVE TIME.

        (a) EFFECTIVE TIME OF THIS RESTATED AGREEMENT. Despite its execution, no term, provision, right or obligation under or pursuant to this Restated Agreement shall be effective, unless and until the later of (i) the execution of this Restated Agreement; and (ii) receipt by Parent's Board of Directors from its financial advisors, PaineWebber Incorporated or such other investment banking firm selected by Parent's Board of Directors, of a written opinion addressed to it for inclusion in the Proxy Statement/Prospectus to the effect that the consideration to be paid, in the aggregate, by the Parent in the transactions contemplated by this Restated Agreement, the Restated Company Agreement, the Restated Web Agreement, including the lending by Richard O'Neal and Richard Reid to Big Stuff and/or Web of up to an aggregate of Six Million Dollars ($6,000,000) and the agreement relating to the redemption of the Great Western Notes, is fair to Parent from a financial point of view. The parties to this Restated Agreement are parties to that certain Big Stuff Acquisition Agreement dated as of June 3, 1999 (the "JUNE 3 BIG STUFF AGREEMENT"). Unless and until the later of the events described in clauses (i) and (ii) hereof occurs, the June 3 Big Stuff YP Agreement shall remain in full force and effect, subject to termination of such agreement in accordance with its terms. Immediately upon the execution of this Restated Agreement, as described in clause (i) above, and the receipt by Parent's Board from its financial advisors of a written opinion, as described in clause (ii) above, this Restated Agreement shall become effective and the June 3 Big Stuff YP Agreement shall terminate and none of the parties thereto shall have any obligations thereunder.

        (b) EFFECTIVE TIME OF THE MERGER. The Merger shall become effective as of the time of the filing of the Certificate of Merger with the Secretary of State of the State of Texas and the Secretary of State of the State of Delaware in accordance with the applicable provisions of the Corporation Laws or at such later time as may be specified in the Certificate of Merger. The Certificate of Merger shall be filed, and the closing of the Merger (the "CLOSING") shall occur three (3) business days after all of the conditions set forth in this Restated Agreement have been satisfied or waived by the party or parties entitled to the benefit of the same; PROVIDED, HOWEVER, that if such conditions are not satisfied or waived by January 31, 2000, the Closing shall be automatically postponed for seven (7) days and will continue to be postponed for continuous seven (7) day periods until February 28, 2000, unless another time is agreed to by Parent and Big Stuff. If such conditions are not satisfied or waived by February 28, 2000, the Closing shall be automatically postponed until March 1, 1999, unless another time is agreed to in writing by Parent and Big Stuff. The Closing shall occur at the offices of Blackwell Sanders Peper Martin LLP, 720 Olive Street,
    Suite 2400, St. Louis, Missouri 63101, unless another place is agreed to in writing by Parent and Big Stuff. The time when the Merger shall become effective is herein referred to as the "EFFECTIVE TIME" and the date on which the Effective Time occurs is herein referred to as the "CLOSING DATE."

    1.3 MERGER CONSIDERATION. Subject to the provisions of this Restated Agreement and any applicable backup or other withholding requirements, each of the issued and outstanding shares ("BIG STUFF SHARES") of common stock, no par value per share, of Big Stuff ("BIG STUFF COMMON STOCK") as of the Effective Time shall be converted into the right to receive, and there shall be paid and issued as hereinafter provided, in exchange for the Big Stuff Shares, 415.584 shares (the "EXCHANGE RATIO") of Parent Common Stock, par value $.0001 per share ("PARENT COMMON STOCK"), plus cash in lieu of any fractional share as hereinafter provided (the "MERGER CONSIDERATION").

    No fractional shares of Parent Common Stock shall be issued pursuant to the Merger nor will any fractional share interest involved entitle the holder thereof to vote, to receive dividends or to exercise any other rights as a shareholder of Parent. In lieu thereof, any Person who would otherwise be entitled to a fractional share of Parent Common Stock pursuant to the provisions hereof shall receive an amount in cash equal to the value of such fractional share. The value of such fractional share for purposes hereof shall be the product of such fraction multiplied by Five and 50/100 Dollars ($5.50).

    Each share of Big Stuff Common Stock held in the treasury of Big Stuff or by a wholly-owned subsidiary of Big Stuff shall be cancelled as of the Effective Time and no Merger Consideration shall be payable with respect thereto. From and after the Effective Time, there shall be no further transfers on the stock transfer books of Big Stuff of any of the Big Stuff Shares outstanding prior to the Effective Time.

    Subject to the provisions of this Restated Agreement, at the Effective Time, all the shares of Acquisition Subsidiary common stock outstanding immediately prior to the Merger shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one share of the common stock of the Surviving Corporation (the "SURVIVING CORPORATION COMMON STOCK"), which one share of the Surviving Corporation Common Stock shall constitute all of the issued and outstanding capital stock of the Surviving Corporation.

    1.4 STOCKHOLDERS' RIGHTS UPON MERGER. Upon consummation of the Merger, the Certificates shall cease to represent any rights with respect thereto, and, subject to applicable Law (as hereinafter defined) and this Restated Agreement, the Certificates shall only represent the right to receive the Merger Consideration including the amount of cash, if any, payable in lieu of fractional shares of Parent Common Stock into which the Big Stuff Shares have been converted pursuant to this Restated Agreement.

    1.5 SURRENDER AND EXCHANGE OF SHARES. At the Effective Time, each holder of a Big Stuff Share shall surrender and deliver the Certificates and transmittal letter (the "LETTER OF TRANSMITTAL") to Continental Stock Transfer and Trust Company. Upon such surrender and delivery, the holder shall receive a certificate representing the number of whole shares of Parent Common Stock into which such holder's Big Stuff Shares have been converted pursuant to this Restated Agreement plus the amount of cash payable in lieu of any fractional share. Until so surrendered and exchanged, each outstanding Certificate after the Effective Time shall be deemed for all purposes to evidence the right to receive that number of whole shares of Parent Common Stock into which the Big Stuff Shares have been converted pursuant to this Restated Agreement, plus the amount of cash payable in lieu of any fractional share; PROVIDED, HOWEVER, that no dividends or other distributions, if any, in respect of the shares of Parent Common Stock, declared after the Effective Time and payable to holders of record after the Effective Time, shall be paid to the holders of any unsurrendered Certificates until such

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Certificates and Letters of Transmittal are surrendered and delivered as provided herein. Subject to applicable Law, after the surrender and exchange of the Certificates, the record holders thereof will be entitled to receive any such dividends or other distributions without interest thereon, which theretofore have become payable with respect to the number of shares of Parent Common Stock for which such Certificates were exchangeable. Holders of any unsurrendered Certificates shall not be entitled to vote Parent Common Stock until such Certificates are exchanged pursuant to this Restated Agreement.

    1.6 DIRECTORS. Immediately following the Closing Date, the Board of Directors of the Parent shall be restructured to be composed of eight
(8) members as follows: (i) one director chosen by Parent and one director chosen by ICL to serve three (3) year terms; (ii) one director chosen by Parent and one director chosen by ICL and one director to be agreed to by Parent, ICL and WorldPages to serve two (2) year terms; and (iii) one director chosen by Parent and one director chosen by ICL and one director to be agreed to by Parent, ICL and WorldPages to serve one (1) year terms. Parent currently intends to nominate Richard O'Neal and two (2) individuals to be named at or prior to Closing. The directors to be nominated by ICL are currently anticipated to be Wilmot Matthews, George Anderson and Robert Flynn. In addition, for a period of one (1) year following the Closing Date, each of Parent and ICL may designate one party to attend any and all Board of Directors meetings, as non-voting, non-participating observers only (the "OBSERVERS"). Parent shall reimburse the Observers for those expenses incurred in connection with attending Board of Directors meetings, including travel expenses, in the same manner and to the same extent that Parent reimburses its directors for such expenses. The parties hereto expressly acknowledge and agree that this SECTION 1.6 is not intended to, and does not, except with regard to the initial Board of Directors of Parent referenced in this SECTION 1.6, impose any requirement that the Board of Directors of Parent be comprised of the individuals listed in this SECTION 1.6 or that any Person has a right to designate a certain individual or a certain number of individuals as nominees to the Board of Directors of Parent.

    1.7 BYLAWS. At and after the Effective Time, the Bylaws of Acquisition Subsidiary in effect at the Effective Time shall be the Bylaws of the Surviving Corporation (subject to any subsequent amendment).

    1.8 OTHER EFFECTS OF MERGER. The Merger shall have all further effects as specified in the applicable provisions of the Corporation Laws.

    1.9 TAX-FREE REORGANIZATION. The parties intend that the Merger qualify as a tax-free reorganization pursuant to Section 368 of the Code. The parties hereto hereby adopt this Restated Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368(a) of the Treasury regulations.

    1.10 CONVERTIBLE NOTE. At any time between the date hereof and Closing, O'Neal and Reid may continue to lend up to Six Million Dollars ($6,000,000) to Big Stuff or Web pursuant to a "CONVERTIBLE NOTE", described below. The Convertible Note includes amounts lent by O'Neal and Reid to Big Stuff or Web since January 1, 1999. The Convertible Note will provide additional working capital required by Big Stuff or Web (i) to consummate the contemplated contractual arrangements with Excite and to fulfill its obligations thereunder,
(ii) to pay for extraordinary capital expenditures approved in advance by a disinterested majority of the Board of Directors of the Parent, including consummation of contractual arrangements with other entities similar to those with Excite, or (iii) for working capital purposes, including for ordinary capital expenditures. The conversion feature of the Convertible Note shall provide that the principal amount of the Convertible Note, but not the accrued but unpaid interest, shall be automatically converted into Parent common stock at Closing at a conversion price of $5.50 per share. If the acquisition of WorldPages contemplated by this Restated Agreement and the Restated Web Agreement shall not be consummated, the conversion feature shall not be operable, and Parent shall have no obligations under the Convertible Note. The parties agree that notwithstanding anything herein or in the Restated Web Agreement to the contrary, there shall be no "doubling" of the amount which may be lent by O'Neal and Reid to Big Stuff or Web and that an aggregate maximum amount of $6,000,000 may be lent by O'Neal and Reid to Big Stuff and Web, collectively.

    1.11 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm or record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Acquisition Subsidiary or Big Stuff or otherwise to carry out this Restated Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Acquisition Subsidiary or Big Stuff, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Acquisition Subsidiary or Big Stuff, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Restated Agreement.

                 ARTICLE II--REPRESENTATIONS AND WARRANTIES OF
                    BIG STUFF AND THE BIG STUFF SHAREHOLDERS

    Big Stuff, on behalf of itself and the Big Stuff Shareholders, jointly and severally represent and warrant to and covenant with Parent as follows:

    2.1 ORGANIZATION AND GOOD STANDING. Big Stuff is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Big Stuff is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Big Stuff Material Adverse Effect. SCHEDULE 2.1 sets forth a complete and accurate list of the jurisdictions of incorporation or organization and qualification or license of Big Stuff. Big Stuff has heretofore delivered to Parent accurate and complete copies of the Certificates or Articles of Incorporation and Bylaws, or equivalent governing instruments, as currently in effect, of Big Stuff.

    2.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of Big Stuff (the "BIG STUFF STOCK") consists of 10,000 shares of common stock. As of the date hereof, (a) 3,500 shares of Big Stuff Stock were issued and outstanding, and (b) no options or warrants to purchase any shares of Big Stuff capital stock were issued or outstanding. No other capital stock of Big Stuff is issued or outstanding. All issued and outstanding shares of the Big Stuff Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws. Except as set forth on SCHEDULE 2.2, as of the date of this Restated Agreement there are no outstanding rights, reservations of shares, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the capital stock or any other security of Big Stuff, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Big Stuff or the ownership thereof other than those, if any, described on SCHEDULE 2.2 or those imposed generally by the Securities Act, the Securities Exchange Act, applicable state or foreign securities Laws or applicable corporate Law.

    2.3 SUBSIDIARIES. Big Stuff does not and will not, from the date of this Restated Agreement until the Closing Date, hold, directly or indirectly, any capital stock or other interest in any Person.

    2.4 AUTHORIZATION; BINDING AGREEMENT. Big Stuff and the Big Stuff Shareholders have all requisite power and authority to execute and deliver this Restated Agreement and the Big Stuff Transaction

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Agreements and to consummate the transactions contemplated hereby and thereby.
The execution and delivery of this Restated Agreement and the other agreements and documents referred to herein and to be executed in connection herewith to which Big Stuff or any Big Stuff Shareholder is or will be a party or a signatory (the "BIG STUFF TRANSACTION AGREEMENTS") and the consummation of the transactions contemplated hereby and thereby including, but not limited to the Merger, have been or will be duly and validly authorized by Big Stuff's Board of Directors and no other corporate or other proceedings on the part of Big Stuff or any Big Stuff Shareholder are necessary to authorize the execution and delivery of this Restated Agreement and the Big Stuff Transaction Agreements or to consummate the transactions contemplated hereby or thereby (other than the adoption of this Restated Agreement by the Big Stuff Shareholders in accordance with the Texas Corporation Act and the Articles of Incorporation and Bylaws of Big Stuff). This Restated Agreement has been duly and validly executed and delivered by Big Stuff and the Big Stuff Shareholders and constitutes, and upon execution and delivery thereof as contemplated by this Restated Agreement, the Big Stuff Transaction Agreements will constitute, the legal, valid and binding obligations of Big Stuff and the Big Stuff Shareholders, enforceable against Big Stuff and the Big Stuff Shareholders in accordance with its and their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies (collectively, the "ENFORCEABILITY EXCEPTIONS").

    2.5 GOVERNMENTAL APPROVALS. No consent, approval, waiver or authorization of, notice to or declaration or filing with ("CONSENT") any Governmental Authority on the part of Big Stuff or any of the Big Stuff Shareholders is required in connection with the execution or delivery by Big Stuff or the Big Stuff Shareholders of this Restated Agreement and the Big Stuff Transaction Agreements or the consummation by Big Stuff or the Big Stuff Shareholders of the transactions contemplated hereby or thereby other than (i) the filing of the Certificate of Merger with the Secretary of State of the States of Texas and Delaware; (ii) filings with the SEC and state securities laws administrators,
(iii) Consents from or with Governmental Authorities set forth on SCHEDULE 2.5,
(iv) filings under the HSR Act, and (v) those Consents that, if they were not obtained or made, do not or would not have a Big Stuff Material Adverse Effect.

    2.6 NO VIOLATIONS. The execution and delivery of this Restated Agreement and the Big Stuff Transaction Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by Big Stuff and the Big Stuff Shareholders with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Certificate and/or Articles of Incorporation or Bylaws or other governing instruments of Big Stuff,
(ii) except as set forth on SCHEDULE 2.6, require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Big Stuff Material Contract or other obligation to which Big Stuff or any Big Stuff Shareholder is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Big Stuff or (iv) subject to obtaining the Consents from Governmental Authorities referred to in SECTION 2.5 above, contravene any Law currently in effect to which Big Stuff or any Big Stuff Shareholder or its or any of its respective assets or properties are subject, except in the case of clauses (ii),
(iii) and (iv) above, for any deviations from the foregoing which do not or would not have a Big Stuff Material Adverse Effect.

    2.7 LITIGATION. Except as set forth in SCHEDULE 2.7, there is no action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator, mediator or other Governmental Authority ("LITIGATION") pending or, to the knowledge of the Big Stuff

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Shareholders or Big Stuff, threatened against Big Stuff or any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan of Big Stuff, or otherwise relating, in a manner that could have a Big Stuff Material Adverse Effect, to Big Stuff or the securities of Big Stuff, or any properties or rights of Big Stuff or that could prevent or delay the consummation of the transactions contemplated by this Restated Agreement.

    2.8 BIG STUFF FINANCIAL STATEMENTS. The unaudited interim financial statements of Big Stuff as of and for the fiscal year ended December 31, 1998, and as of and for the six months ended June 30, 1999 (the "BIG STUFF FINANCIAL STATEMENTS") have been provided to Parent. The Big Stuff Financial Statements were prepared in accordance with generally accepted accounting principles applicable to the business of Big Stuff consistently applied in accordance with past accounting practices and fairly present (including, but not limited to, the inclusion of all adjustments with respect to interim periods which are necessary to present fairly the financial condition and assets and liabilities or the results of operations of Big Stuff except as may be indicated therein or in the notes thereto, subject to normal year-end adjustment in the ordinary course with respect to certain items immaterial in amount or effect and the exclusion of footnote disclosure in interim Big Stuff Financial Statements) the financial condition and assets and liabilities or the results of operations of Big Stuff as of the dates and for the periods indicated. Except as reflected in the Big Stuff Financial Statements, as of their respective dates, Big Stuff did not have any debts, obligations, guaranties of obligations of others or liabilities (contingent or otherwise) that would be required in accordance with generally accepted accounting principles to be disclosed in the Big Stuff Financial Statements.

    2.9  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
SCHEDULE 2.9, since June 30, 1999, through the date of this Restated Agreement, there has not been: (i) any Event that could reasonably be expected to have a Big Stuff Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend (except to the Big Stuff Shareholders, but only if the entire amount of such dividend is paid to Web as a capital contribution) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of Big Stuff;
(iii) any return of any capital or other distribution of assets to stockholders of Big Stuff (except to Big Stuff or a subsidiary wholly owned by Big Stuff);
(iv) other than in the ordinary course of business any investment of a capital nature by Big Stuff by the purchase of any property or assets except to the extent such investment is in the ordinary course of business and is individually or in the aggregate, not in excess of $75,000; (v) any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any Person or business; (vi) any sale, disposition, pledge, mortgage or other transfer of assets or properties of Big Stuff other than in the ordinary course of business consistent with past practice; (vii) any action or agreement or undertaking by Big Stuff to take any action that, if taken or done on or after the date hereof, would result in a breach of SECTION 6.6 below; (viii) any employment, severance or consulting agreement entered into by Big Stuff with any stockholder, officer, director, agent, employee or consultant of Big Stuff or any amendment or modification to, or termination of, any current employment, severance or consulting agreement to which Big Stuff is a party or by which it is bound;
(ix) any forgiveness, cancellation, compromise, settlement, waiver or release of any debts, claims, rights or Litigation, in each case in excess, individually or in the aggregate, of $25,000; (x) any agreement, authorization or commitment to take, whether in writing or otherwise, any action which, if taken prior to the date hereof, would have made any representation or warranty of Big Stuff in this Restated Agreement untrue or incorrect in any material respect; (xi) any failure by Big Stuff to conduct its business in the ordinary course consistent with past practice, it being understood, however, that Big Stuff has accelerated and intensified its business activities since March 31, 1999.

    2.10 COMPLIANCE WITH LAWS. The business of Big Stuff has been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which do not and would not have a Big Stuff Material Adverse Effect.

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    2.11  PERMITS.  (i) Big Stuff has all permits, certificates, licenses, approvals, and other authorizations required in connection with the operation of its business (collectively, "BIG STUFF PERMITS"), (ii) Big Stuff is not in violation of any Big Stuff Permit, and (iii) no proceedings are pending or, to the knowledge of Big Stuff, threatened, to revoke or limit any Big Stuff Permit, except, in the case of clause (i) or (ii) above, those the absence or violation of which do not and would not have a Big Stuff Material Adverse Effect.

    2.12 FINDERS AND INVESTMENT BANKERS. Neither Big Stuff nor any of its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

    2.13 CONTRACTS. Except as set forth in SCHEDULE 2.13, Big Stuff is not a party or subject to any material note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal ("BIG STUFF MATERIAL CONTRACT"). For purposes of this SECTION 2.13, a note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal shall be considered a Big Stuff Material Contract
(a) if it is with an affiliate of Big Stuff, (b) if the financial obligation of Big Stuff thereunder or, if applicable, to the assets or properties of Big Stuff could exceed $25,000 after the Closing Date, or (c) if it provides for any exclusivity or non-competition restrictions applicable to Big Stuff. Big Stuff has made available to Parent true and accurate copies of the Big Stuff Material Contracts. All such Big Stuff Material Contracts are valid and binding and are in full force and effect and enforceable in accordance with their respective terms, subject to the Enforceability Exceptions. Any and all transactions between or involving Big Stuff and an affiliate thereof were entered into in the ordinary course of business and are upon fair and reasonable terms not materially less favorable than Big Stuff could obtain or become entitled to in an arm's-length transaction with a Person that is not an affiliate. Except as set forth in SCHEDULE 2.5 (i) no Consent of any Person is needed in order that each such Big Stuff Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Restated Agreement, and (ii) Big Stuff is not in material violation or breach of or default under any such Big Stuff Material Contract, nor to Big Stuff's knowledge is any other party to any such Big Stuff Material Contract in material violation or breach of or default under any such Big Stuff Material Contract.

    2.14 EMPLOYEE BENEFIT PLANS. Except as set forth in SCHEDULE 2.14, there are no Benefit Plans (as defined below) maintained or contributed to by Big Stuff under which Big Stuff could incur any liability. A "BENEFIT PLAN" shall mean (i) an employee benefit plan as defined in Section 3(3) of the ERISA, even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause, (a) any pension, profit sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase or stock option plan, or any other compensation, welfare, insurance, medical, hospitalization, fringe benefit or retirement plan, program, policy, course of conduct, understanding or arrangement of any kind whatsoever, whether formal or informal, oral or written, providing for benefits for or the welfare of any or all of the current or former employees or agents of Big Stuff or their beneficiaries or dependents, (b) a multi-employer plan as defined in Section 3(37) of ERISA (a "MULTI-EMPLOYER PLAN") or in any other applicable Law, or (c) a multiple employer plan as defined in Section 413 of the Code or in any other applicable Law.

    With respect to each Benefit Plan (where applicable): Big Stuff has made available to Parent complete and accurate copies of (i) all plan and trust texts and agreements, insurance contracts and other funding arrangements; (ii) annual reports on the Form 5500 series for the last three (3) years; (iii) financial statements and/or annual and periodic accountings of plan assets for the last three (3) years; (iv) the most recent determination letter received from the IRS; (v) actuarial valuations for the last three (3) years; and (vi) the most recent summary plan description as defined in ERISA.

    No Big Stuff Benefit Plan is a defined benefit pension plan subject to Title IV of ERISA or Section 412 of the Code. Each of the Big Stuff Benefit Plans has been maintained in compliance with its terms and all applicable Law, except where the failure to do so would not result in a Big Stuff Material Adverse Effect or a Surviving Corporation Material Adverse Effect. Big Stuff does not contribute to, and does not have any outstanding liability with respect to, any Multi-employer Plan.

    Except as set forth in SCHEDULE 2.14, the consummation of the Merger will not, either alone or in conjunction with another Event: (i) entitle any individual to severance pay, or (ii) accelerate the time of payment or vesting of benefits or increase the amount of compensation due to any individual.

    2.15  TAXES AND RETURNS.

        (a) Except as disclosed in SCHEDULE 2.15, Big Stuff has timely filed, or caused to be timely filed, all federal, state, local and foreign income, gross receipts, sales, use, property, production, payroll, franchise, withholding, employment, social security, license, excise, transfer, gains, and other tax returns or reports required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all taxes and governmental charges, assessments and contributions of any nature whatsoever including, but not limited to, any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "TAX"), required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Big Stuff Financial Statements have been established or which are being contested in good faith and have been disclosed in writing to Parent prior to the date of this Restated Agreement. Except as set forth in SCHEDULE 2.15, there are no claims or assessments pending against Big Stuff for any alleged deficiency in any Tax, and Big Stuff does not know of any threatened Tax claims or assessments against Big Stuff (other than those for which adequate reserves in the Big Stuff Financial Statements have been established or which are being contested in good faith and have been disclosed in writing to Parent prior to the date of this Restated Agreement). Except as set forth in SCHEDULE 2.15, Big Stuff has not made an election under Section 338 of the Code and has not taken any action that would result in any Tax liability of Big Stuff as a result of a deemed election within the meaning of Section 338 of the Code. Except as set forth in SCHEDULE 2.15, Big Stuff does not have any waivers or extensions of any applicable statute of limitations to assess any Taxes. Except as set forth in SCHEDULE 2.15, there are no outstanding requests by Big Stuff for any extension of time within which to file any return or within which to pay any Taxes shown to be due on any return. Big Stuff (i) has elected to be treated as, and from the date of such election until the date hereof has met, and currently meets, the eligibility requirements for treatment as, an "S" corporation under the Code; and (ii) as of the date hereof, has no subsidiaries for Tax purposes.

        (b) A listing of all Tax sharing agreements or similar arrangements with respect to or involving Big Stuff is set forth in SCHEDULE 2.15.

        (c) Except as set forth in SCHEDULE 2.15, Big Stuff has not made or become obligated to make, or will, as a result of the transactions contemplated by this Restated Agreement, make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

        (d) Big Stuff has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax liability within the meaning of Section 6662(d) of the Code.

        (e) There are no liens for Taxes on the assets of Big Stuff except for statutory liens for current Taxes not yet due and payable.

        (f) All elections with respect to Taxes affecting Big Stuff are set forth in SCHEDULE 2.15 or, with respect to elections made on or before December 31, 1996, are reflected in the Tax returns of Big Stuff filed and provided to Parent prior to the date of this Restated Agreement. Big Stuff has not: (i) made and will not make a deemed dividend election under Treas. Reg.
    Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code; (ii) consented at any time under Section 341(f)(l) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of the assets of Big Stuff; (iii) agreed, and is not required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) made an express election, and is not required, to treat any asset of Big Stuff as owned by another Person for federal income Tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code;
    (v) made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state, foreign or local income Tax provision.

        (g) Except as set forth in SCHEDULE 2.15, Big Stuff is not a partner or member in any joint venture, partnership, limited liability company or other arrangement or contract that is or could be treated as a partnership for federal income Tax purposes.

        (h) Except as set forth in SCHEDULE 2.15, Big Stuff is not a party to or otherwise subject to any arrangement having the effect of or giving rise to the recognition of a deduction or loss before the Closing Date and a corresponding recognition of taxable income or gain after the Closing Date, or any other arrangement that would have the effect of or give rise to the recognition of taxable income or gain by Big Stuff after the Closing Date without the receipt of or entitlement to a corresponding amount of cash.

    2.16 LIABILITIES. From June 30, 1999, through the date of this Restated Agreement, except as expressly disclosed in SCHEDULE 2.16 or in the Big Stuff Financial Statements, Big Stuff does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth in a financial statement, other than those incurred in the ordinary course of business or in an amount not in excess of $25,000 individually or $100,000 in the aggregate. Except as set forth on SCHEDULE 2.16 or in the Big Stuff Financial Statements, as of the date of this Restated Agreement, Big Stuff is not subject to any (i) obligations in respect of borrowed money,
(ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations which would be required by generally accepted accounting principles to be classified as "capital leases," (iv) obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable not more than twelve (12) months from the date of incurrence, and (v) guaranties of any obligations of any other Person.

    2.17  ENVIRONMENTAL MATTERS.  As of the date of this Restated Agreement,
(i) except where the failure to so comply will not have a Big Stuff Material Adverse Effect, Big Stuff is in compliance with all applicable Environmental Laws (as hereinafter defined), (ii) there is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of Big Stuff, threatened against Big Stuff or any of its properties pursuant to Environmental Laws, and (iii) except as set forth on SCHEDULE 2.17, there are no past or present Events which reasonably may be expected to prevent compliance with, or which have given rise to or which reasonably may be expected to give rise to liability on the part of Big Stuff under Environmental Laws, except for those which would not reasonably be expected to give rise to a Big Stuff Material Adverse Effect. As used herein the term "ENVIRONMENTAL LAWS" shall mean Laws relating to pollution, waste control, the generation, presence or disposal of asbestos, hazardous or toxic wastes or substances, the protection of the environment, environmental activity or public health and safety.

    2.18 INTELLECTUAL PROPERTY; FICTITIOUS NAMES. For purposes of this Restated Agreement, "INTELLECTUAL PROPERTY" shall mean all patents, trademarks, service marks, trade names, copyrights, franchises and similar rights of or used by Big Stuff, all applications for any of the foregoing and all permits, grants and licenses or other rights running to or from Big Stuff relating to any of the foregoing. Except as set forth on SCHEDULE 2.18, (i) Big Stuff owns, or is licensed to, or otherwise has, the full right to use all Intellectual Property currently used or proposed to be used in its business, (ii) Big Stuff has not received, as of the date of this Restated Agreement, notice of any charge or claim of any Person relating to such Intellectual Property or any process or confidential information of Big Stuff ("IP CLAIM NOTICE") and does not know of any basis for any such charge or claim, and Big Stuff has sufficient rights in the Intellectual Property to use it in the manner currently used or proposed to be used in its business, and (iii) Big Stuff and its corporate predecessors, if any, have not conducted business at any time during the period beginning five
(5) years prior to June 3, 1999 under any corporate, trade or fictitious names other than their current corporate names. Big Stuff shall promptly notify Parent of any IP Claim Notice received by Big Stuff after the date of this Restated Agreement.

    2.19  REAL ESTATE.

        (a) Big Stuff owns no real property.

        (b) SCHEDULE 2.19(b) sets forth a true, correct and complete schedule as of the date of this Restated Agreement of all material leases, subleases, easements, rights-of-way, licenses or other agreements under which Big Stuff uses or occupies, or has the right to use or occupy, now or in the future, any real property or improvements thereon (the "BIG STUFF REAL PROPERTY LEASES"). Except for the matters listed on said SCHEDULE 2.19(b), Big Stuff holds the leasehold estate under or other interest in each Big Stuff Real Property Lease free and clear of all liens, encumbrances and other rights of occupancy other than statutory landlords' or mechanics' liens which have not been executed upon.

    2.20 CORPORATE RECORDS. The corporate record books of or relating to Big Stuff made available to Parent by Big Stuff contain accurate and complete records of (i) all corporate actions of the stockholders and directors (and committees thereof) of Big Stuff, (ii) the Certificate and/or Articles of Incorporation, Bylaws and/or other governing instruments, as amended, of Big Stuff, and (iii) the issuance and transfer of stock of Big Stuff. Except as set forth on SCHEDULE 2.20, Big Stuff does not have any of its material records or information recorded, stored, maintained or held off the premises of Big Stuff.

    2.21 TITLE TO AND CONDITION OF PERSONAL PROPERTY. Big Stuff has good and marketable title to, or a valid leasehold interest in, all material items of any personal property reflected in the Big Stuff Financial Statements dated
June 30, 1999, or currently used in the operation of its business, and such property or leasehold interests are free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances, except for property disposed of in the ordinary course since the date thereof consistent with the provisions of SECTION 2.9 above, and such exceptions to title and liens, claims, charges, security interests, options, title defects or encumbrances which do not and would not have a Big Stuff Material Adverse Effect. As of the date of this Restated Agreement, all such personal property is in good operating condition and repair (ordinary wear and tear excepted), is suitable for the use to which the same is customarily put by Big Stuff, is free from material defects and is of a quality and quantity presently usable in the ordinary course of the operation of the business of Big Stuff, except where such failure would not have a Big Stuff Material Adverse Effect.

    2.22 NO ADVERSE ACTIONS. Except as set forth on SCHEDULE 2.22, there is no existing, pending or, to the knowledge of Big Stuff, threatened termination, cancellation, limitation, modification or change in the business relationship of Big Stuff, with any supplier, customer or other Person except as are immaterial individually and in the aggregate and are in the ordinary course of business. None of Big Stuff, or, to the knowledge of Big Stuff or any Big Stuff Shareholder, any director, officer, agent, employee or other Person acting on behalf of Big Stuff or any Big Stuff Shareholder has used any corporate funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials or others.

    2.23 LABOR MATTERS. Except as may be set forth on SCHEDULE 2.13 or 2.23, Big Stuff does not have any obligations, contingent or otherwise, under any employment, severance or consulting agreement, collective bargaining agreement or other contract with a labor union or other labor or employee group. To the knowledge of Big Stuff or any Big Stuff Shareholder, as of the date of this Restated Agreement, there are no efforts presently being made or threatened by or on behalf of any labor union with respect to the unionizing of employees of Big Stuff. As of the date of this Restated Agreement, there is no claim by an employee, an employee group, a labor union or other labor group or a Governmental Authority against Big Stuff pending or, to the knowledge of Big Stuff or any Big Stuff Shareholder, threatened before the National Labor Relations Board or any other court or tribunal respecting employment and employment practices, terms and conditions of employment, termination of employment or the compliance with any legislation concerning labor matters, including, without limiting the generality of what precedes, labor relations, occupational health and safety, minimum labor standards, industrial accidents and occupational diseases; there is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of Big Stuff or any Big Stuff Shareholder, threatened against or involving Big Stuff; no representation question exists respecting the employees of Big Stuff; no grievance or internal or informal complaint exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted. As of the date of this Restated Agreement, there has not been any material adverse change in relations with employees or agents of Big Stuff as a result of any announcement of the transactions contemplated by this Restated Agreement. Big Stuff shall promptly notify Parent upon knowledge by Big Stuff or any Big Stuff Shareholder of the occurrence after the date hereof of any matter referenced in this SECTION 2.23.

    2.24 INSURANCE. Big Stuff has obtained and maintains in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, public liability insurance and insurance against claims for personal injury or death or property damage occurring in connection with the activities of Big Stuff or any properties owned, occupied or controlled by it, as is customary and prudent. Since January 1, 1997, Big Stuff has not received notice of default under, or intended cancellation or nonrenewal of, any policies of insurance, and Big Stuff has not been refused any insurance coverage by an insurance carrier to which it has applied for insurance.

    2.25 DISCLOSURE. All information and documents provided prior to the date of this Restated Agreement, and all information and documents subsequently provided, to Parent or its representatives or lenders by or on behalf of Big Stuff in connection with the transactions contemplated by this Restated Agreement are or contain, or will be or will contain as to subsequently provided information or documents, true, accurate and complete information in all material respects with respect to the subject matter thereof and are, or will be as to subsequently provided information or documents, reasonably responsive to any specific request made by or on behalf of Parent or its representatives or lenders.

    2.26 TAX. Neither Big Stuff nor the Big Stuff Shareholders know of any fact or have taken any action, in each case with respect to Big Stuff or the Big Stuff Shareholders, that could be reasonably expected to prevent the transaction contemplated hereby from qualifying as a tax-free reorganization pursuant to
Section 368 of the Code.

    2.27 YEAR 2000 COMPLIANCE. Except as set forth in SCHEDULE 2.27 attached hereto, Big Stuff has taken all commercially reasonable and prudent measures designed to make all material aspects of Big Stuff's operations Year 2000 Compliant, to the extent within Big Stuff's control. As used in this section, "YEAR 2000 COMPLIANT" shall mean that any and all computer hardware including but not limited to mainframe computers, personal computers, servers and related equipment), computer software, programming languages, code, electronic applications and systems (including but not limited to LANs, WANs, inter/intranet systems and client/server systems), programs, files, databases, chips, microprocessors and any and all electronic or mechanical functionalities in any way used in connection with, relied upon or relating to a specified subject matter (e.g., a business, product or service) accurately and completely process (in the manner intended, including but not limited to calculating, comparing and sequencing) on a timely basis any and all data which are in any way dependent upon usage of calendar dates, including but not limited to dates on or after January 1, 2000, or time.

                  ARTICLE III--REPRESENTATIONS AND WARRANTIES
                                   OF PARENT

    Parent represents and warrants to and covenants with Big Stuff as follows:

    3.1 ORGANIZATION AND GOOD STANDING. Parent is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Active Parent Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate, power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so duly organized, validly existing and in good standing or to have such power and authority would not have a Parent Material Adverse Effect. Parent and each of the Active Parent Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Parent Material Adverse Effect. SCHEDULE 3.1 sets forth a complete and accurate list of the jurisdictions of incorporation or organization and qualifications or licenses of Parent and the Active Parent Subsidiaries. Parent has heretofore made available to Big Stuff accurate and complete copies of the Certificates or Articles of Incorporation and Bylaws, or equivalent governing instruments, as currently in effect, of Parent and each of the Active Parent Subsidiaries.

    3.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of Parent consists of 180,000,000 shares of Parent Common Stock and 20,000,000 shares of preferred stock, par value $0.0001 per share. As of the opening of business on the date of this Restated Agreement, (a) 20,083,953 shares of Parent Common Stock were outstanding; (b) no shares of Parent preferred stock were issued and outstanding; and (c) 163,307 shares of Parent Common Stock were held as treasury shares. No other capital stock of Parent is issued or outstanding. All issued and outstanding shares of the Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws. Except as set forth in the Parent Securities Filings or on SCHEDULE 3.2, as of the date of this Restated Agreement there are no outstanding rights, reservations of shares, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the capital stock or any other security of Parent, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Parent and the Active Parent Subsidiaries or the ownership thereof other than those pursuant to the Parent Guaranty, the Great Western Credit Agreement or those imposed generally by the Securities Act, the Securities Exchange Act, applicable state or foreign securities Laws or applicable corporate Law.

    3.3 SUBSIDIARIES. Except as set forth on SCHEDULE 3.3, all of the capital stock and other interests of the Active Parent Subsidiaries held by Parent are owned by it or a Parent subsidiary, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Active Parent Subsidiaries held directly or indirectly by Parent are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws.

    3.4 AUTHORIZATION; BINDING AGREEMENT. Parent and Acquisition Subsidiary have all requisite corporate power and authority to execute and deliver this Restated Agreement and the Parent Transaction Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Restated Agreement and the other agreements and documents referred to herein and to be executed in connection herewith to which Parent or Acquisition Subsidiary is or will be a party or a signatory (the "PARENT TRANSACTION AGREEMENTS") and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the respective Boards of Directors of Parent and Acquisition Subsidiary, as appropriate, and except for the approval of the holders of the Parent Common Stock, no other corporate proceedings on the part of Parent or Acquisition Subsidiary are necessary to authorize the execution and delivery of this Restated Agreement and the Parent Transaction Agreements or to consummate the transactions contemplated hereby or thereby, except for the concurrence of Bank of America National Trust and Savings Association under the Great Western Credit Agreement. This Restated Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Subsidiary and constitutes, and upon execution and delivery thereof as contemplated by this Restated Agreement, the Parent Transaction Agreements will constitute, the legal, valid and binding obligations of Parent and Acquisition Subsidiary, enforceable against each of Parent and Acquisition Subsidiary in accordance with its and their respective terms, subject to the Enforceability Exceptions.

    3.5 GOVERNMENTAL APPROVALS. No Consent from or with any Governmental Authority on the part of Parent or any of the Active Parent Subsidiaries, is required in connection with the execution or delivery by Parent and Acquisition Subsidiary of this Restated Agreement and the Parent Transaction Agreements or the consummation by Parent and Acquisition Subsidiary of the transactions contemplated hereby or thereby other than (i) filings with the SEC, state securities laws administrators and the NYSE, (ii) Consents from or with Governmental Authorities, (iii) filings under the HSR Act, and (iv) those Consents that, if they were not obtained or made, do not or would not have a Parent Material Adverse Effect.

    3.6 NO VIOLATIONS. The execution and delivery of this Restated Agreement and the Parent Transaction Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by Parent and Acquisition Subsidiary with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Certificate and/or Articles of Incorporation or Bylaws or other governing instruments of Parent or any of the Active Parent Subsidiaries, except as set forth on SCHEDULE 3.6,
(ii) except for compliance with the requirements under the Parent Guaranty, require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Parent Material Contract or other obligation to which Parent or any Active Parent Subsidiary, is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Parent or any Parent Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in SECTION 3.5 above, contravene any Law currently in effect to which Parent or any Active Parent Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii),
(iii) and (iv) above, for any deviations from the foregoing which do not or would not have a Parent Material Adverse Effect.

    3.7  SECURITIES FILINGS AND LITIGATION.

        (a) Parent has made available to Big Stuff true and complete copies of
    (i) its Annual Reports on Form 10-K, as amended, for the years ended December 31, 1997 and 1998, as filed with the SEC, (ii) its proxy statement relating to the meeting of shareholders held on July 29, 1998, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Parent with the SEC since February 18, 1998. The reports and statements set forth in clauses (i) through (iii) above, and those subsequently provided or required to be provided pursuant to this section, are referred to collectively as the "PARENT SECURITIES FILINGS." As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Parent Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to Parent Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to Parent Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Parent Securities Filings at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Parent Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable.

        (b) Except as set forth on SCHEDULE 3.7(b) attached hereto, there is no Litigation pending or, to the knowledge of Parent, threatened against Parent or any Active Parent Subsidiary, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan of Parent, or otherwise relating, in a manner that could have a Parent Material Adverse Effect, to Parent, any Active Parent Subsidiary or the securities of any of them, or any properties or rights of Parent or any of the Active Parent Subsidiaries, which is required to be described in any Parent Securities Filing that is not so described. No event has occurred as a consequence of which Parent would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC. Any reports, statements and registration statements and amendments thereof (including, without limitation, Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Parent with the SEC after the date hereof shall be provided to Big Stuff upon such filing.

    3.8 PARENT FINANCIAL STATEMENTS. The audited consolidated and unaudited interim financial statements of Parent and the Active Parent Subsidiaries included in the Parent Securities Filings (the "PARENT FINANCIAL STATEMENTS") have been made available to Big Stuff. Except as noted thereon, the Parent Financial Statements were prepared in accordance with generally accepted accounting principles applicable to the business of Parent and the Active Parent Subsidiaries consistently applied in accordance with past accounting practices and fairly present (including, but not limited to, the inclusion of all adjustments with respect to interim periods which are necessary to present fairly the financial condition and assets and liabilities or the results of operations of Parent and the Active Parent Subsidiaries, subject to normal year-end adjustments in the ordinary course with respect to certain items immaterial in amount or effect and the exclusion of footnote disclosure in interim Parent Financial Statements) the financial condition and assets and liabilities or the results of operations of Parent and the Active Parent Subsidiaries as of the dates and for the periods indicated. Except as set forth in SCHEDULE 3.8 or as reflected in the Parent Financial Statements, as of their respective dates, neither Parent nor any Active Parent Subsidiary had any debts, obligations, guaranties of obligations of others or liabilities (contingent or otherwise) that would be required in accordance with generally accepted accounting principles to be disclosed in the Parent Financial Statements.

    3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Parent Securities Filings made available by Parent to Big Stuff prior to the date of this Restated Agreement or in SCHEDULE 3.9 since June 30, 1999, through the date of this Restated Agreement, there has not been: (i) any Event that could reasonably be expected to have a Parent Material Adverse Effect; or
(ii) any agreement by Parent or Active Parent Subsidiary to take any action that would result in a breach of SECTION 6.6 below.

    3.10 COMPLIANCE WITH LAWS. The business of Parent and the Active Parent Subsidiaries, has been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which do not and would not have a Parent Material Adverse Effect.

    3.11 PERMITS. (i) Parent and the Active Parent Subsidiaries have all permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their business (collectively, "PARENT PERMITS"), (ii) neither Parent nor any Active Parent Subsidiary is in violation of any Parent Permit, and (iii) no proceedings are pending or, to the knowledge of Parent, threatened, to revoke or limit any Parent Permit, except, in the case of clause (i) or (ii) above, those the absence or violation of which do not and would not have a Parent Material Adverse Effect.

    3.12 FINDERS AND INVESTMENT BANKERS. Neither Parent nor any of its officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby except that PaineWebber Incorporated has been engaged to deliver the fairness opinion required to be delivered pursuant to SECTION 7.1(l) and NationsBanc Montgomery Securities, L.L.C. has been engaged to assist in the sale(s) of the CLEC Operations and a copy of the engagement letters and other related documents have been (or will be, with respect to the fairness opinion to be issued by PaineWebber Incorporated) furnished to Big Stuff. Big Stuff will not be liable for any brokerage fees, commissions, investment banking fees or other amounts to PaineWebber Incorporated or NationsBanc Montgomery Securities, L.L.C. in connection with this Restated Agreement, the Company Agreement, the Restated Web Agreement or any transactions contemplated herein or therein.

    3.13 CONTRACTS. Except as set forth in SCHEDULE 3.13 attached hereto, neither Parent nor any Active Parent Subsidiary is a party to any material note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal ("PARENT MATERIAL CONTRACT") required to be described in or filed as an exhibit to any Parent Securities Filing that is not described in or filed as required by the Securities Act or the Securities Exchange Act, as the case may be. Parent has made available to Big Stuff true and accurate copies of the Parent Material Contracts. All such Parent Material Contracts are valid and binding and are in full force and effect and enforceable in accordance with their respective terms, subject to the Enforceability Exceptions.

    3.14 CORPORATE RECORDS. The respective corporate record books of or relating to Parent and each of the Active Parent Subsidiaries made available to Big Stuff by Parent contain accurate and complete records of (i) all corporate actions of the respective shareholders and directors (and committees thereof) of Parent and the Active Parent Subsidiaries, (ii) the Certificate and/or Articles of Incorporation, Bylaws and/or other governing instruments, as amended, of Parent and the Active Parent Subsidiaries, and (iii) the issuance and transfer of stock of Parent and the Active Parent Subsidiaries.

    3.15 TAX. Parent does not know of any fact and has not taken any action that could be reasonably expected to prevent the transaction contemplated hereby from qualifying as a tax-free reorganization pursuant to Section 368 of the Code.

    3.16 DISCLOSURE. All information and documents provided prior to the date of this Restated Agreement and all information and documents subsequently provided, to Big Stuff and the Big Stuff Shareholders, or its or their respective representatives or lenders by or on behalf of Parent in connection with the transactions contemplated by this Restated Agreement are or contain, or will be or will contain as to subsequently provided information or documents, true, accurate and complete information in all material respects with respect to the subject matter thereof and are, or will be as to subsequently provided information or documents, reasonably responsive to any specific request made by or on behalf of Big Stuff and the Big Stuff Shareholders or its or their representatives or lenders.

                 ARTICLE IV--ADDITIONAL COVENANTS OF BIG STUFF
                         AND THE BIG STUFF SHAREHOLDERS

    Big Stuff and the Big Stuff Shareholders covenant and agree as follows:

    4.1 NOTIFICATION OF CERTAIN MATTERS. Big Stuff and the Big Stuff Shareholders shall give prompt notice to Parent if any of the following occur from the date of this Restated Agreement through the Closing Date: (i) receipt of any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any Big Stuff Material Contract; (ii) receipt of any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Restated Agreement;
(iii) receipt of any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Restated Agreement; (iv) receipt of any notice of or other communication regarding or otherwise obtaining knowledge of an Event which would have a Big Stuff Material Adverse Effect; (v) receipt of any notice of or other communication regarding or otherwise obtaining knowledge of the commencement or threat of any Litigation involving or affecting any Big Stuff Shareholder, Big Stuff or any of its or their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of Big Stuff, in his or her capacity as such or as a fiduciary under a Benefit Plan of Big Stuff, which, if pending on the date hereof, would have been required to have been disclosed in this Restated Agreement or which relates to the consummation of the transactions contemplated by this Restated Agreement, including the Merger, or the Big Stuff Transaction Agreements or any material development in connection with any Litigation disclosed by Big Stuff or any Big Stuff Shareholder in or pursuant to this Restated Agreement; and (vi) the receipt of any notice of or other communication regarding or otherwise obtaining knowledge of any event that would cause a breach by Big Stuff or any Big Stuff Shareholder of any provision of this Restated Agreement or a Big Stuff Transaction Agreement, including such a breach that would occur if such event had taken place on or prior to the date of this Restated Agreement.

    4.2 ACCESS AND INFORMATION. Between the date of this Restated Agreement and the Closing Date, Big Stuff, upon reasonable notice, will give, and shall direct its accountants and legal counsel to give, Parent, its lenders and their respective authorized representatives (including, without limitation, financial advisors, accountants and legal counsel) at all reasonable times access to all offices and other facilities and to all contracts, agreements, commitments, books and records (including, but not limited to, Tax returns) of or pertaining to Big Stuff, will permit the foregoing to make such inspections as they may require and will cause its officers promptly to furnish Parent with (a) such financial and operating data and other information with respect to the business and properties of Big Stuff as Parent may from time to time reasonably request including, but not limited to, data and information required for inclusion in Parent's pending registration statements and/or other Parent Securities Filings, and (b) a copy of each material report, schedule and other document filed or received by Big Stuff pursuant to the requirements of applicable securities Laws. The foregoing access will be subject to restrictions contained in
SECTION 6.9 hereof.

    4.3 BIG STUFF SHAREHOLDER APPROVAL. As soon as practicable, Big Stuff will, if required, take all steps necessary to duly call, give notice of, convene and hold a meeting of the Big Stuff Shareholders for the purpose of adopting this Restated Agreement and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby. The Board of Directors of Big Stuff (i) unless otherwise required under the fiduciary duties of the directors of Big Stuff, as determined by such directors in good faith upon advice of legal counsel, will recommend to the Big Stuff Shareholders that they adopt this Restated Agreement and approve the transactions contemplated hereby, and (ii) will use its reasonable best efforts to obtain any necessary adoption and approval by the Big Stuff Shareholders of this Restated Agreement and the transactions contemplated hereby including, without limitation, voting the Big Stuff Shares held for such adoption and approval.

    4.4 REASONABLE BEST EFFORTS. Subject to the terms and conditions herein provided, Big Stuff and the Big Stuff Shareholders agree to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable, but in any event, prior to the Closing, the Merger and the other transactions contemplated by this Restated Agreement and the Big Stuff Transaction Agreements including, but not limited to
(i) obtaining the Consent of others to this Restated Agreement, the Big Stuff Transaction Agreements and the transactions contemplated hereby and thereby,
(ii) the defending of any Litigation against Big Stuff, or involving any Big Stuff Shareholder challenging this Restated Agreement, the Big Stuff Transaction Agreements or the consummation of the transactions contemplated hereby or thereby, excluding any Litigation caused by or relating to Parent or any Active Parent Subsidiary, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the exchange and the transactions contemplated hereby, and (iv) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, Big Stuff and the Big Stuff Shareholders agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein. Big Stuff and the Big Stuff Shareholders will consult with counsel for Parent as to, and will permit such counsel to participate in, at Parent's expense, any Litigation referred to in clause (ii) above brought against or involving Big Stuff or any Big Stuff Shareholder.

    4.5 COMPLIANCE. In consummating the Merger and the transactions contemplated hereby, Big Stuff and the Big Stuff Shareholders shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply, in all material respects, with all other applicable Laws.

    4.6 BENEFIT PLANS. Between the date of this Restated Agreement and through the Closing Date, no discretionary award or grant under any Benefit Plan of Big Stuff shall be made without the consent of Parent. Big Stuff shall not make any amendment to any Benefit Plan, any awards thereunder or the terms of any security convertible into or exchangeable for capital stock without the consent of Parent.

    4.7 TAX OPINION CERTIFICATION. Big Stuff and the Big Stuff Shareholders shall use their best efforts to cause the Merger to qualify, and will not take any action which to their knowledge could reasonably be expected to prevent the Merger from qualifying, as a reorganization under Section 368 of the Code. Prior to the Effective Time, Big Stuff and the Big Stuff Shareholders shall provide tax counsel rendering an opinion under SECTION 7.1(m) with a certificate concerning such factual matters as such counsel reasonably requests in connection with its opinion.

    4.8 AFFILIATE AGREEMENTS. Big Stuff shall use its reasonable business efforts to ensure that each Person who is or may be an "affiliate" of Big Stuff within the meaning of Rule 145 promulgated under the Securities Act shall enter into an agreement in a form agreed to by the parties hereto, acting reasonably (collectively, the "AFFILIATE AGREEMENTS").

    4.9 TRANSFER RESTRICTIONS. (a) In addition to any other restrictions imposed by Law on the ability of any Big Stuff Shareholder to transfer any Parent Common Stock received by such Big Stuff Shareholder pursuant to this Restated Agreement, the Big Stuff Shareholders who are "affiliates" of Big Stuff within the meaning of Rule 145 promulgated under the Securities Act acknowledge and agree that the following legend will appear on all certificates representing the Parent Common Stock received by such "affiliates" of Big Stuff pursuant to this Restated Agreement:

           THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT OF 1933, AS

       AMENDED (THE "SECURITIES ACT"), AND THE RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") THEREUNDER. NO SALES, TRANSFERS OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR UPON THE PRIOR DELIVERY TO THE ISSUER OF AN OPINION FROM LEGAL COUNSEL SATISFACTORY TO THE ISSUER AND IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER AND ITS LEGAL COUNSEL, STATING THAT SUCH SALE OR OTHER DISPOSITION IS BEING MADE PURSUANT TO AND IN ACCORDANCE WITH THE REQUIREMENTS OF SEC RULES 144 AND 145 OR IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

        (b) Notwithstanding the foregoing, Parent shall instruct its transfer agent to remove the legend set forth in SECTION 4.9(a) for those sales of Parent Common Stock by "affiliates" (as defined in Securities Act Rules 144 and 145) of Parent and Big Stuff made pursuant to Securities Act Rules 144 and 145.

                                   ARTICLE V
                         ADDITIONAL COVENANTS OF PARENT

    Parent covenants and agrees as follows:

    5.1  CONDUCT OF BUSINESS OF PARENT AND THE ACTIVE PARENT
SUBSIDIARIES. Parent covenants, represents and warrants that from the date of this Restated Agreement through the Closing Date, unless Big Stuff shall otherwise expressly consent in writing, Parent shall, and Parent shall cause each Active Parent Subsidiary to, use its or their reasonable best efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Parent Authorizations necessary for, or otherwise material to, such business.

    5.2 NOTIFICATION OF CERTAIN MATTERS. Parent shall give prompt notice to Big Stuff if any of the following occur from the date of this Restated Agreement through the Closing Date: (i) any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any Parent Material Contract which could have a Parent Material Adverse Effect; (ii) receipt of any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Restated Agreement;
(iii) receipt of any material notice or other communication from any regulatory authority (including, but not limited to, the NYSE or any other securities exchange) in connection with the transactions contemplated by this Restated Agreement; (iv) receipt of any notice of or other communication regarding or otherwise obtaining knowledge of an Event which would have a Parent Material Adverse Effect; (v) receipt of any notice of or other communication regarding or otherwise obtaining knowledge of the commencement or threat of any Litigation involving or affecting Parent or any Active Parent Subsidiary or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Parent or any Active Parent Subsidiary which, if pending on the date hereof, would have been required to have been disclosed in this Restated Agreement or which relates to the consummation of the Merger or any material development in connection with any Litigation disclosed by Parent in or pursuant to this Restated Agreement or the Parent Securities Filings; (vi) receipt of any notice of or other communication regarding or otherwise obtaining knowledge of any Event that could cause a breach by Parent of any provision of this Restated Agreement or any Parent Transaction Agreement, including such a breach that could occur if such Event had taken place on or prior to the date of this Restated Agreement; and
(vii) amendment, modification or waiver of any provision of the Ionex Agreement referenced on SCHEDULE 3.7 hereto.

    5.3 ACCESS AND INFORMATION. Between the date of this Restated Agreement and the Closing Date, Parent: (i) will, upon reasonable notice, give, and direct its legal counsel and accountants to give, Big Stuff and its authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel) at all reasonable times access as reasonably requested to the offices and other facilities and to all material contracts, agreements, commitments, books and records (including, but not limited to, Tax returns) of or pertaining to Parent and the Active Parent Subsidiaries;
(ii) will permit Big Stuff to make such reasonable inspections as it may require; and (iii) will cause its officers promptly to furnish Big Stuff with
(a) such financial and operating data and other information with respect to the business and properties of Parent and the Active Parent Subsidiaries as Big Stuff may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by Parent or any Active Parent Subsidiary pursuant to the requirements of applicable securities Laws, the NYSE or other securities exchange, in each case as necessary in connection with the transactions contemplated hereby. The foregoing access will be subject to the restrictions contained in SECTION 6.9 hereof.

    5.4 COMPLIANCE. In consummating the Merger and the transactions contemplated hereby, Parent shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply, and/or cause the Active Parent Subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

    5.5 SEC AND SHAREHOLDER FILINGS. Parent shall send to Big Stuff a copy of all material public reports and materials as and when it sends the same to its shareholders, the SEC, the NYSE or any other securities commission or exchange.

    5.6 TAX TREATMENT. Parent and Acquisition Subsidiary shall use their best efforts to cause the Merger to qualify, and will not take any action which to its knowledge could reasonably be expected to prevent the Merger from qualifying, as a reorganization under Section 368 of the Code. Prior to the Effective Time, Parent shall provide tax counsel rendering an opinion under
SECTION 7.1(m) with a certificate concerning such factual matters as such counsel identifies are relevant to its opinion.

    5.7 EMPLOYMENT AND EMPLOYEE BENEFIT PLANS. At or before the Closing Date, Parent shall, after consultation with Big Stuff, offer employment to the employees of Big Stuff, effective as of the Closing Date, upon terms and conditions reasonably acceptable to the Big Stuff employees and to Parent. After the Closing Date, Parent shall arrange for each employee participating in any of the Benefit Plans of Big Stuff at such time to participate in any counterpart Benefit Plans of Parent in accordance with the eligibility criteria thereof, provided that (i) such participants shall receive full credit for years of service with Big Stuff prior to the Merger for all purposes for which such service was recognized under the Benefit Plan of Big Stuff including, but not limited to, recognition of service for eligibility, vesting, and, to the extent not duplicative of benefits received under such Benefit Plan of Big Stuff, the amount of benefits, and (ii) such participants shall participate in the Benefit Plans of Parent on terms no less favorable than those offered by Parent to similarly situated employees of Parent. Notwithstanding the foregoing, Parent may continue one or more of the Benefit Plans of Big Stuff, in which case Parent shall have satisfied its obligations hereunder with respect to the benefits so provided.

    5.9 EXPENSES. If the transactions contemplated by this Restated Agreement are consummated, all fees and expenses incurred in connection with the transactions contemplated by this Restated Agreement including, without limitation, all legal, accounting, financial advisory, consulting fees, (collectively, the "TRANSACTION EXPENSES") incurred by a party or its stockholders in connection with the negotiation and effectuation of the terms and conditions of this Restated Agreement and the transactions contemplated hereby, shall be the obligation of Parent or any direct or indirect subsidiary of Parent after Closing. If the Merger is not consummated, all Transaction Expenses shall be and remain the obligation of the respective parties which incurred them.

    5.10 PARENT SHAREHOLDER APPROVAL. As soon as practicable, Parent will, if required, take all steps necessary to duly call, give notice of, convene and hold a meeting of the Parent shareholders for the purpose of adopting this Restated Agreement and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby. The Board of Directors of Parent (i) unless otherwise required under the fiduciary duties of the directors of Parent, as determined by such directors in good faith and upon advice of legal counsel, will recommend to the Parent shareholders that they adopt this Restated Agreement and approve the transactions contemplated hereby, and (ii) will use its reasonable best efforts to obtain any necessary adoption and approval by the Parent shareholders of this Restated Agreement and the transactions contemplated hereby.

                ARTICLE VI--ADDITIONAL COVENANTS OF THE PARENT,
                    BIG STUFF AND THE BIG STUFF SHAREHOLDERS

    6.1  REGISTRATION OF SECURITIES.

        (a) On or before the Closing Date, the Parent shall use its reasonable best efforts to cause the following securities to be registered with the SEC under the Securities Act and with the appropriate Governmental Authorities under state blue sky Laws:

           (i) Parent Common Stock to be received by Big Stuff Shareholders and any other shareholders of Big Stuff upon conversion of Big Stuff Common Stock, as described in SECTION 1.3 hereof; and

           (ii) Parent Common Stock to be received by Big Stuff Shareholders upon conversion of the Convertible Note described in SECTION 1.10 hereof.

        (b) The Parent shall hold the meeting of the shareholders of Parent to consider and to vote upon the approval of the Restated Agreement including the issuance of Parent Common Stock to the Big Stuff Shareholders and to the shareholders of the Company and of Web, and Parent and Big Stuff will cooperate in the preparation of one or more registration statements (such registration statements, together with any and all amendments and supplements thereto, being hereinafter referred to as the "REGISTRATION STATEMENTS"), which will include the preparation of one or more proxy statements of the Parent satisfying all requirements of applicable state securities Laws, the Securities Act and the Securities Exchange Act.

        (c) Big Stuff will furnish Parent with such information concerning Big Stuff as is necessary in order to cause the Registration Statements and any proxy statements, insofar as they relate to Big Stuff, to comply with applicable Law. None of the information relating to Big Stuff supplied by Big Stuff for inclusion in the Registration Statements or any proxy statements will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Big Stuff agrees promptly to advise Parent if, at any time prior to the meeting of the shareholders of the Parent referenced herein, any information provided by it in the Registration Statements or any proxy statement is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. Big Stuff will furnish Parent with such supplemental information as may be necessary in order to cause the Registration Statements or the proxy statements, insofar as it relates to Big Stuff, to comply with applicable Law after the mailing thereof to the stockholders of Parent, Big Stuff, Web, the Company and others to whom it must be mailed.

        (d) Big Stuff and Parent agree to cooperate in making any preliminary filings of Registration Statements and the proxy statement with the SEC as promptly as practicable, on a confidential basis pursuant to Rule 14a-6(e)(2) under the Securities Exchange Act.

        (e) Parent will file the Registration Statements and the proxy statement with the SEC and appropriate materials with applicable state securities agencies and will use all reasonable best efforts to cause the Registration Statements and the proxy statement to become effective under the Securities Act and the Exchange Act and all such state filed materials to comply with applicable state securities Laws. Big Stuff authorizes Parent to utilize in the Registration Statements and in all such state filed materials, the information concerning Big Stuff provided to Parent in connection with, or contained in, the Registration Statements. Parent promptly will advise Big Stuff when the Registration Statements have become effective and of any supplements or amendments thereto, and Parent will furnish Big Stuff with copies of all such documents. Parent shall file any and all amendments, supplements and related filings to such Registration Statements (and state filed materials) as may be required. Big Stuff shall not distribute any written material that might constitute a "prospectus" relating to this Restated Agreement or any of the transactions contemplated by this Restated Agreement within the meaning of the Securities Act or any other applicable securities Law without the prior written consent of Parent.

    6.2 EMPLOYMENT AGREEMENTS. At or before the Closing Date, Parent will enter into Employment and Non-Competition Agreements, in forms agreed to by Parent and Big Stuff, acting reasonably, with certain individuals, the identities of whom shall be agreed upon by Parent and Big Stuff, acting reasonably.

    6.3 CONSENTS. Each of Parent and Big Stuff shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger.

    6.4 LEGAL REQUIREMENTS. Subject to the terms and conditions provided in this Restated Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby and to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Restated Agreement for the purpose of securing for the parties hereto the benefits contemplated by this Restated Agreement.

    6.5 PUBLIC ANNOUNCEMENTS. All press releases and other disseminations of information to employees, customers or suppliers relating to the Merger or the transactions contemplated by this Restated Agreement or the Restated Company Agreement by any party hereto shall require the prior approval of Parent and Big Stuff, provided Parent shall have the right to make such public announcements without the approval of the other parties hereto should such disclosure be required by Law or the policies or requirements of United States securities regulators, stock exchanges, or other relevant entities in the opinion of Parent's legal counsel. Should such disclosure be required, Parent agrees to provide the others with reasonable advance notice of and a copy of, and to consult with the others regarding, the proposed disclosure.

    6.6 CONDUCT OF BUSINESS PRIOR TO CLOSING DATE. Except as expressly contemplated by this Restated Agreement, during the period from the date of this Restated Agreement to the Closing Date, Big Stuff shall conduct its business in the ordinary course and consistent with past practice, subject to the limitations contained in this Restated Agreement, and Big Stuff shall use its reasonable business efforts to preserve intact its business organization, to keep available the services of its officers, agents and employees and to maintain satisfactory relationships with all Persons with whom it does business. Except as expressly contemplated by this Restated Agreement, and it being acknowledged and agreed by each of the parties to this Restated Agreement that Parent is in the process of a substantial reduction in workforce, and, subject to the sale of the CLEC Operations, Parent shall, and it shall cause the Active Parent Subsidiaries to, use its or their reasonable best efforts to preserve intact its business organization consistent with the budget adopted by the Executive Committee of the Board of Directors of Parent, to keep available the services of only those officers, agents and employees whom Parent believes are required to maintain satisfactory relationships with all Persons with whom it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Restated Agreement, after the date of this Restated Agreement and prior to the Closing Date, (i) Big Stuff will not, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed); and (ii) subject to the sale of the CLEC Operations, neither Parent nor any Active Parent Subsidiary will, without the prior written consent of Big Stuff (which consent shall not be unreasonably withheld or delayed):

        (a) except as provided for in this Restated Agreement, the Restated Company Agreement or the Restated Web Agreement, amend or propose to amend its Certificate or Articles of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

        (b) except as set forth on SCHEDULE 6.6(b)(i), with regard to Big Stuff, or Parent Common Stock to be issued pursuant to those options or warrants listed on SCHEDULE 6.6(b)(ii) or in SECTION 6.10, with regard to Parent or the Active Parent Subsidiaries, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of Big Stuff, or of Parent or any Active Parent Subsidiary, as the case may be, including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of Big Stuff, or of Parent or any Active Parent Subsidiary, as the case may be; PROVIDED, HOWEVER, that Big Stuff may issue capital stock pursuant to the exercise of options and warrants outstanding on the date of this Restated Agreement;

        (c) except as provided for in this Restated Agreement, the Restated Company Agreement or the Restated Web Agreement, split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Big Stuff Shareholders (but only if the entire amount of such dividend is paid to Web as a capital contribution), or to Parent or a Parent subsidiary, as the case may be, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

        (d) except for debt (including, but not limited to, obligations in respect of capital leases, but excluding obligations under the Convertible
    Note) not in excess of $50,000 in the aggregate for all Persons combined,
    (i) create, incur or assume any short-term debt (excluding trade payables incurred in the ordinary course of business), long-term debt or obligations in respect of capital leases, except for indebtedness contemplated by this Restated Agreement; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person, except for obligations permitted by this Restated Agreement of any Active Parent Subsidiary, in the ordinary course of business consistent with past practice; (iii) except as contemplated in this Restated Agreement, make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than customary advances to employees made in the ordinary course of business consistent with past practice), provided Big Stuff will continue to make capital expenditures, maintain, upgrade and expand its facilities, and otherwise operate in the ordinary course and consistent with past practice; (iv) acquire the stock or assets of, or merge or consolidate with, any other Person or business, except as contemplated in this Restated Agreement and except the contemplated merger with Web or the contemplated acquisition of all of the issued and outstanding capital stock, either directly or indirectly, of the Company; or (v) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise), except in the ordinary course of business;

        (e) except for the contemplated sale of the Parent's CLEC Operations, sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any material assets or properties, real, personal or mixed, except in the ordinary course of business, in the case of Parent and the Active Parent Subsidiaries;

        (f) increase in any manner the compensation of any of its officers, agents or employees other than any increases required pursuant to their employment agreements in accordance with their terms in effect on the date of this Restated Agreement and increases in the ordinary course of business consistent with past practice not in excess on an individual basis of the lesser of 10% of the current compensation of such individual or $10,000 per annum;

        (g) enter into, establish, amend, make non-routine or material interpretations or determinations with respect to, or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option, stock purchase, restricted stock, or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate, other than actions contemplated by this Restated Agreement, the Restated Company Agreement and the Restated Web Agreement;

        (h) make any elections with respect to Taxes that are inconsistent with the prior elections reflected in the Financial Statements as of and to the period ended December 31, 1998;

        (i) except with regard to the Saville matter referenced on SCHEDULE 3.7 attached hereto, compromise, settle, grant any waiver or release relating to or otherwise adjust any Litigation, except routine Litigation in the ordinary course of business consistent with past practice, involving only a payment not in excess of $50,000 individually or $100,000 when aggregated with all such payments by Big Stuff or by Parent and the Active Parent Subsidiaries combined, as the case may be;

        (j) take any action or omit to take any action, which action or omission would result in a breach of any of the covenants, representations and warranties of Big Stuff, the Big Stuff Shareholders or Parent or the Active Parent Subsidiaries set forth in this Restated Agreement or would have a Big Stuff Material Adverse Effect, with regard to Big Stuff and the Big Stuff Shareholders, or a Parent Material Adverse Effect, with regard to Parent and the Active Parent Subsidiaries;

        (k) except in the ordinary course of business enter into any lease or other agreement, or amend any lease or other agreement, with respect to real property;

        (l)
          (i) except as set forth in SECTION 6.6(l)(ii) or SECTION 11.1 OR 11.2 hereof, enter into or amend any agreement or transaction (A) pursuant to which the aggregate financial obligation of Big Stuff, or of Parent or an Active Parent Subsidiary, as the case may be, or the value of the services to be provided could exceed $50,000, (B) having a term of more than twelve (12) months and pursuant to which the aggregate financial obligation of Big Stuff, or of Parent or an Active Parent Subsidiary, as the case may be, or the value of the services to be provided could exceed $100,000 per year, or (C) which is not terminable by Big Stuff or Parent or the Active Parent Subsidiaries, as the case may be, upon no more than thirty (30) days' notice without penalty in excess of $50,000 individually or $100,000 when aggregated with the penalties under all such agreements or transactions;

           (ii) The parties hereto expressly agree that, notwithstanding anything in this Restated Agreement to the contrary, Parent may modify, amend or waive its rights, including those respecting its indemnification obligations, under (A) the Ionex Agreement referenced on SCHEDULE 3.13 attached hereto; (B) the Restated Company Agreement; and (C) the Restated

       Web Agreement; PROVIDED, that such modifications, amendments and/or waivers do not, or would not reasonably be expected to, materially increase Parent's obligations or materially adversely affect Parent's rights under each respective agreement, or otherwise materially affect the consideration to be received under each respective agreement.

        (m) except as set forth in SECTION 6.6(l)(ii) hereof, take any action with respect to the indemnification of any Person;

        (n) change any accounting practices or policies, except as required by generally accepted accounting principles or Laws or as agreed to or requested by Big Stuff's or Parent's auditors after consultation with Parent's or Big Stuff's auditors, as the case may be; PROVIDED, HOWEVER, that notice and a description of any change pursuant to this SECTION 6.6(n) shall be provided promptly after such change is effected to Big Stuff or Parent, as the case may be;

        (o) except as set forth in SECTION 6.6(l)(ii) hereof, or except in the ordinary course of business, enter into, amend, modify, terminate or waive any rights under any contract which would result in a Big Stuff Material Adverse Effect, with respect to Big Stuff, or a Parent Material Adverse Effect, with respect to Parent;

        (p) adopt a plan of liquidation, dissolution, merger, consolidation, share exchange, restructuring, recapitalization, or other reorganization; PROVIDED, HOWEVER, that Parent may adopt such a plan and may cause the liquidation or dissolution of any Parent subsidiary if Parent is unable to sell such Parent subsidiary (i) at a price which Parent determines to be reasonable, and (ii) during a time period which Parent determines to be reasonable; PROVIDED, FURTHER, HOWEVER, that if Parent adopts such a plan or causes such liquidation or dissolution, Parent promptly shall provide to Big Stuff notice of such adoption, liquidation or dissolution, as the case may be; or

        (q) resolve, agree, commit or arrange to do any of the foregoing.

    Notwithstanding anything in this SECTION 6.6 to the contrary, it is understood that Big Stuff has been accelerating and intensifying its business activities since March 31, 1999 and will continue to do so. Accordingly,
(x) "ordinary course of business" and "consistent with past practice", as used in this SECTION 6.6 with respect to Big Stuff, shall be interpreted to include such acceleration and intensification; and (y) in considering requests for consent from Big Stuff, Parent shall take into account such acceleration and intensification.

    Furthermore, Parent covenants, represents and warrants that from and after the date hereof, unless Big Stuff shall otherwise expressly consent in writing, Parent shall use its reasonable business efforts to:

        (1) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

        (2) pay all accounts payable and other obligations consistent with prudent cash management principles, except if the same are contested in good faith, and, in the case of the failure to pay any material accounts payable or other obligations which are contested in good faith, only after consultation with Big Stuff; and

        (3) comply in all material respects with all Laws applicable to it or any of its properties, assets or business, except for such Laws the failure to comply with which would not have a Parent Material Adverse Effect and maintain in full force and effect all Parent Permits necessary for, or otherwise material to, such business, except for such Parent Permits the failure of which to maintain in full force and effect would not have a Parent Material Adverse Effect.

    Furthermore, Big Stuff covenants, represents and warrants that from and after the date hereof, unless Parent shall otherwise expressly consent in writing, Big Stuff shall use its or their reasonable business efforts to:

        (1) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

        (2) pay all accounts payable and other obligations, when they become due and payable, in the ordinary course of business consistent with past practice and with the provisions of this Restated Agreement, except if the same are contested in good faith, and, in the case of the failure to pay any material accounts payable or other obligations which are contested in good faith, only after consultation with Parent; and

        (3) comply in all material respects with all Laws applicable to it or any of its properties, assets or business, and maintain in full force and effect all Big Stuff Permits necessary for, or otherwise material to, such business.

    6.7 NO SOLICITATION OF ACQUISITION PROPOSAL. Unless Parent, Big Stuff and the Big Stuff Shareholders shall otherwise agree in advance, in writing, neither the Big Stuff Shareholders, Big Stuff, Parent nor any of their Associates shall, directly or indirectly, make, encourage, facilitate, solicit, assist or initiate any inquiry or proposal, or provide any information to or participate in any negotiations with, any Person or group other than the parties to this Restated Agreement and their Associates relating to any of the following transactions ("EXTRAORDINARY TRANSACTIONS"): (i) liquidation, dissolution, recapitalization, share exchange, business combination, merger or consolidation of Big Stuff or Parent or an Active Parent Subsidiary; (ii) sale of a significant amount of assets of Big Stuff or Parent or an Active Parent Subsidiary; (iii) purchase or sale of shares of capital stock of Big Stuff or Parent or an Active Parent Subsidiary; or (iv) any similar actions or transactions involving Big Stuff or Parent or an Active Parent Subsidiary (other than the Merger and the transactions contemplated by this Restated Agreement, the Restated Company Agreement and the Restated Web Agreement), or agree to or consummate any Extraordinary Transaction. Each of Parent and Big Stuff shall immediately inform the other party of any inquiry, proposal, or request for information or offer (including the terms thereof and the Person making such inquiry, proposal, request or offer) which it may receive in respect of an Extraordinary Transaction and provide the other party with a copy of any such written inquiries, proposals, requests for information and offers, and thereafter keep the other party fully informed of the status and details thereof. The parties hereto acknowledge and agree that the provisions of this SECTION 6.7 shall not apply to: (a) the sale of the CLEC Operations by Parent or any Active Parent Subsidiary; or (b) to the acquisition of Web or the Company; or (c) any communications between or actions by Parent (or any Parent subsidiary), the Company and ICL, acting jointly, on the one hand, and any Person not a party to this Restated Agreement, on the other hand, which occurred prior to the date that this Restated Agreement becomes effective pursuant to SECTION 1.2 hereof.

    6.8 RESIGNATIONS. Big Stuff shall use its reasonable best efforts to cause the officers and/or directors of Big Stuff as Parent may request to voluntarily resign their positions as such effective as of the Closing Date. The instruments effecting such resignations are herein referred to as the "RESIGNATIONS."

    6.9 CONFIDENTIALITY. Unless (i) otherwise expressly provided in this Restated Agreement, (ii) required by applicable Law or any listing agreement with, or the rules and regulations of, any applicable securities exchange,
(iii) necessary to secure any required Consents as to which the other party has been advised, or (iv) consented to in writing by Parent and Big Stuff, this Restated Agreement and any information or documents furnished in connection with this Restated Agreement, the June 3 Big Stuff YP Agreement or the Confidentiality Agreement dated April 11, 1999 by and among Parent, the Company, Big Stuff, Web and O'Neal shall be kept strictly confidential by Big Stuff, Parent and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, Parent, after consultation with Big Stuff, may file with the SEC a Report on Form 8-K pursuant to the Securities Exchange Act with respect to the Merger, which report may include, among other things, financial statements and pro forma financial information with respect to the other party. In connection with any filing with the SEC of a registration statement or amendment thereto under the Securities Act, Parent, after consultation with Big Stuff, may include a prospectus containing any information required to be included therein with respect to the Merger, including, but not limited to, financial statements and pro forma financial information with respect to the other party, and thereafter distribute said prospectus. Parent and Big Stuff shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Merger is not consummated, Parent and Big Stuff shall return to the other all documents furnished by the other and will hold in absolute confidence any information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is required by discovery, subpoena or other similar legal process in a proceeding involving a third Person; (ii) such party received such information on a non-confidential basis from a source, other than the other party, which is not known by such party to be bound by a confidentiality obligation with respect thereto; or (iii) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify, in writing, the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

    6.10 OPTIONS; STOCK ISSUANCES. The Board of Directors of Parent shall have the right to grant or issue, as the case may be, (i) restricted stock or options to acquire shares of Parent Common Stock pursuant to the Parent's 1997 Stock Awards Plan, provided that no more than the number of shares authorized under the 1997 Stock Awards Plan have been issued; (ii) restricted stock valued at or warrants to purchase up to 90,000 shares of Parent Common Stock to be issued to certain non-employee directors of Parent who were responsible for negotiating the June 3 Big Stuff Agreement at an exercise price of $6.96 per share, the Restated Company Agreement and the Restated Web Agreement; (iii) the shares of Parent Common Stock issuable upon conversion at Closing of the Great Western Notes at a conversion price of $5.50 per share; (iv) up to 1,090,909 shares of Parent Common Stock issuable upon conversion of one or more notes which may be issued to the Big Stuff Shareholders who may lend up to Six Million Dollars ($6,000,000.00) to Big Stuff or Web as provided in this Restated Agreement, at a conversion price of $5.50 per share; (v) shares of Parent Common Stock to be issued upon exercise of options or warrants to be granted at Closing to those Persons designated by Company in the Restated Company Agreement; (vi) those shares of Parent Common Stock issuable upon exercise of previously granted options; and (vii) one (1) share of Parent Class B Voting Preferred Stock to be issued to the trustee under the Exchange and Voting Trust Agreement.

                       ARTICLE VII--CONDITIONS TO CLOSING

    7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO CLOSING. The respective obligations of each party to consummate this Restated Agreement and effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

        (a) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

        (b) OTHER AGREEMENTS. The Restated Company Agreement and the Restated Web Agreement and all documents related to the Restated Company Agreement and the Restated Web Agreement shall have been duly executed and delivered by all parties thereto and shall be in full force and effect.

        (c) EMPLOYMENT AND NON-COMPETITION AGREEMENTS. The Employment and Non-Competition Agreements described in SECTION 6.2 hereof shall have been duly executed and delivered by all parties thereto and shall be in full force and effect.

        (d) GOVERNMENT APPROVALS. Except for those Consents the failure of which to be obtained, (i) in the reasonable judgment of Parent, would not have a Parent Material Adverse Effect or a Big Stuff Material Adverse Effect, and (ii) in the reasonable judgment of Big Stuff, would not have a Big Stuff Material Adverse Effect or a Parent Material Adverse Effect, all Consents of any domestic or foreign Governmental Authority required for the consummation of the Merger shall have been obtained by Final Order.

        (e) RELATED TRANSACTIONS. (i) The acquisition by Parent, or a direct or indirect subsidiary of Parent, of Big Stuff and Web in a tax-free reorganization shall have been consummated prior to or simultaneously with the acquisition of the Company and any registration statement(s) required for the registration of Parent Common Stock issued to the Big Stuff Shareholders, the Company shareholders and the shareholders of Web as consideration in connection with the acquisition of Big Stuff, the Company and Web by Parent shall have been declared effective, (ii) no stop order suspending the effectiveness of such registration statement(s) shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC or any other Governmental Authority, and (iii) the Great Western Notes shall have been satisfied by the issuance of Parent Common Stock to the Great Western Shareholders.

        (f) FINANCING. Parent and Big Stuff shall have received from their lenders an extension of all of their and their subsidiaries' debt owing by them on terms and conditions satisfactory to Parent and Big Stuff or all such debts shall be refinanced on terms satisfactory to Parent and Big Stuff or any consents and approvals required from such lenders is received.

        (g) SHAREHOLDER APPROVAL. All necessary approvals of the Big Stuff Shareholders and the shareholders of Parent in connection with the Merger shall have been obtained.

        (h) REQUIRED CONSENTS. Any required Consents of any Person to the Merger or the transactions contemplated by this Restated Agreement shall have been obtained on terms and conditions reasonably acceptable to Parent and Big Stuff and be in full force and effect, except for those the failure of which to obtain, in the reasonable judgment of Parent and Big Stuff, would not have a Parent Material Adverse Effect or a Big Stuff Material Adverse Effect.

        (i) HSR ACT. Any waiting period applicable to the Merger under the HSR Act shall have expired or earlier termination thereof shall have been granted and no action shall have been instituted by either the United States Department of Justice or the Federal Trade Commission to prevent the consummation of the transactions contemplated by this Restated Agreement or to modify or amend such transactions in any material manner, or if any such action shall have been instituted, it shall have been withdrawn or a final judgment shall have been entered against such Department or Commission, as the case may be.

        (j) REGISTRATION STATEMENT(S). The Registration Statement(s) shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement(s) shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC or any Governmental Authority, whether state or federal.

        (k) BLUE SKY. Parent shall have received all state securities Law authorizations necessary to consummate the transactions contemplated hereby.

        (l) FAIRNESS OPINION. The written opinion received by Parent's Board of Directors from its financial advisors, PaineWebber Incorporated, pursuant to SECTION 1.2 hereof shall not have been withdrawn.

        (m) TAX OPINION. Parent shall have received an opinion from Blackwell Sanders Peper Martin LLP based on customary representations contained in certificates of Parent, to the effect that, if the Merger is consummated in accordance with the provisions of this Restated Agreement, the Merger will qualify as a tax-free reorganization within the meaning of the Code.

        (n) NYSE LISTING APPROVAL. Parent shall have received from the NYSE approval for listing with the NYSE of the Parent Common Stock to be issued pursuant to this Restated Agreement, the Restated Company Agreement and the Restated Web Agreement.

        (o) SALE OF CLEC OPERATIONS. The sale of the CLEC Operations, contemplated under the Ionex Agreement referenced on SCHEDULE 3.13 hereof, shall have closed.

    7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF BIG STUFF SHAREHOLDERS AND BIG STUFF. The obligations of the Big Stuff Shareholders and Big Stuff to consummate and effect this Restated Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Big Stuff:

        (a)  REPRESENTATIONS, WARRANTIES AND COVENANTS.

           (i) The representations and warranties of Parent in this Restated Agreement that are modified by materiality or Parent Material Adverse Effect ("PARENT MODIFIED REPRESENTATION") shall be true and correct in all respects and those that are not so modified ("PARENT NONMODIFIED REPRESENTATION") shall be true and correct in all material respects on the date hereof and, except for changes not prohibited by this Restated Agreement, as of the Closing Date as if made at the Closing Date. Furthermore, none of the representations or warranties of Parent contained in this Restated Agreement, disregarding any qualifications therein or in this SECTION 7.2(a) regarding materiality or Parent Material Adverse Effect, shall be untrue or incorrect to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would have a Parent Material Adverse Effect; and

           (ii) Parent shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by this Restated Agreement to be performed or complied with or satisfied by Parent at or prior to the Closing Date. Notwithstanding anything in this Restated Agreement to the contrary, the parties hereto acknowledge and agree that the consummation of the transactions contemplated by this Restated Agreement and the subsequent disposition of the CLEC Operations constitutes a significant change from the plans and strategies described in the 1998 10-K such that the representations and warranties of Parent that reference the 1998 10-K will not be true and correct as of the Closing Date as they relate to the plans and strategies of the business of Parent at the Closing Date.

        (b) CERTIFICATE OF PARENT AND OTHER DELIVERIES. Big Stuff shall have been provided, with (i) a certificate executed on behalf of Parent by an Officer to the effect that, as of the Closing Date, all representations and warranties made by Parent under this Restated Agreement are true and complete except as qualified by SECTION 7.2(a)(i) hereof; and all covenants, obligations and conditions of this Restated Agreement to be performed by Parent on or before such date have been so performed; (ii) a certificate of good standing from the Secretary of State of the State of Delaware that Parent is a validly existing corporation; (iii) duly adopted resolutions of the Board of Directors of Parent approving the execution, delivery and performance of this Restated Agreement and the Parent Transaction Agreements to which it is a party and the instruments contemplated hereby and thereby, certified by its Secretary or Assistant Secretary; and (iv) such other documents and instruments as Big Stuff may reasonably request.

        (c) SHAREHOLDER APPROVAL. Big Stuff shall have received from Parent's transfer agent a certificate indicating that a sufficient number of Parent's shareholders voted to approve the Merger such that the Merger was deemed approved by the Parent shareholders.

        (d) LEGAL OPINION. Big Stuff shall have received a legal opinion of Blackwell Sanders Peper Martin LLP, legal counsel to Parent, in a form to be agreed upon by the parties hereto, acting reasonably.

        (e) NO MATERIAL ADVERSE CHANGE. There shall not have occurred after the date hereof any Event that has or reasonably could be expected to have a Parent Material Adverse Effect.

        (f) LITIGATION. Except as set forth on SCHEDULE 3.7 attached hereto, there shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against Parent, its properties or any of its officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Restated Agreement which individually or in the aggregate may cause a Parent Material Adverse Effect.

    7.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT. The obligations of Parent to consummate and effect this Restated Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

        (a)  REPRESENTATIONS, WARRANTIES AND COVENANTS.

           (i) The representations and warranties of Big Stuff and the Big Stuff Shareholders contained in this Restated Agreement that are modified by materiality or Big Stuff Material Adverse Effect ("BIG STUFF MODIFIED REPRESENTATION") shall be true and correct in all respects, and those that are not so modified ("BIG STUFF NONMODIFIED REPRESENTATION") shall be true and correct in all material respects, on the date hereof and, except for changes not prohibited by this Restated Agreement, as of the Closing Date as if made at the Closing Date. Furthermore, none of the representations or warranties of Big Stuff or the Big Stuff Shareholders contained in this Restated Agreement, disregarding any qualifications therein or in this SECTION 7.3(a) regarding materiality or Big Stuff Material Adverse Effect, shall be untrue or incorrect to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would have a Big Stuff Material Adverse Effect; and

           (ii) Big Stuff and the Big Stuff Shareholders shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Restated Agreement to be performed or complied with or satisfied by Big Stuff and the Big Stuff Shareholders at or prior to the Closing Date.

        (b) CERTIFICATE OF BIG STUFF AND OTHER DELIVERIES. Parent shall have been provided with (i) a certificate executed on behalf of Big Stuff by its Chief Executive Officer to the effect that, as of the Effective Time all representations and warranties made by Big Stuff in this Restated Agreement are true and correct, except as qualified by SECTION 7.3(a)(i) hereof, and all covenants, obligations and conditions of this Restated Agreement to be performed by Big Stuff and the Big Stuff Shareholders on or before such date have been so performed; (ii) a certificate of good standing from the proper authority in the jurisdictions in which Big Stuff is incorporated or qualified to do business stating that each is a validly existing corporation in good standing; (iii) duly adopted resolutions of the Big Stuff Board of Directors and Big Stuff Shareholders approving the execution, delivery and performance of this Restated Agreement and the Big Stuff Transaction Agreements to which Big Stuff is a party and the instruments contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of Big Stuff; (iv) a true and complete copy of the Articles or Certificate of Incorporation or comparable governing instruments, as amended, of Big Stuff certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the Bylaws or comparable governing instruments, as amended, of Big Stuff certified by the Secretary thereof; (v) the duly executed Resignations on terms and conditions reasonably acceptable to Parent; and (vi) such other documents and instruments as Parent reasonably may request.

        (c) LEGAL OPINION. Parent shall have received a legal opinion from Steinhart & Falconer LLP, legal counsel to Big Stuff, in a form to be agreed upon by the parties hereto, acting reasonably.

        (d) LITIGATION. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against Big Stuff, its respective properties or any of its officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Restated Agreement which individually or in the aggregate may cause a Big Stuff Material Adverse Effect.

        (e) NO MATERIAL ADVERSE CHANGE. There shall have not occurred after the date hereof any Event that has or reasonably could be expected to have a Big Stuff Material Adverse Effect.

        (f) AFFILIATE AGREEMENTS. At least thirty (30) days prior to the Effective Time, Parent shall have received the duly executed Affiliate Agreements.

                   ARTICLE VIII--TERMINATION AND ABANDONMENT

    8.1 TERMINATION. This Restated Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Closing Date only as follows, whether before or after approval by the Big Stuff Shareholders:

        (a) by mutual written consent of Big Stuff and Parent, duly authorized by the Board of Directors of each;

        (b) by Big Stuff or Parent if the Closing shall not have occurred on or before January 31, 2000, as such date may be extended pursuant to
    SECTION 1.2(b) hereof (or such other date as may be agreed to by Big Stuff and Parent); PROVIDED, THAT, no party may terminate this Restated Agreement under this SECTION 8.1(b) if such party's breach of this Restated Agreement has caused or resulted in the failure of the Closing to occur on or before such date;

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
        (c) by Big Stuff if (i) there are any breaches of any Parent Modified Representation or any material breaches of any Parent Nonmodified Representation, or (ii) Parent has breached or failed to perform, notwithstanding satisfaction or due waiver of all conditions thereto, any of its material covenants or agreements contained herein as to which notice specifying such breach or failure has been given to Parent promptly after the discovery thereof and Parent has failed to cure or otherwise resolve the same to the reasonable satisfaction of Big Stuff within thirty (30) days after receipt of such notice;

        (d) by Parent if (i) there are any breaches of any Big Stuff Modified Representations or any material breaches of any Big Stuff Nonmodified Representations, or (ii) Big Stuff has breached or failed to perform, notwithstanding satisfaction or due waiver of all conditions thereto, any of its material covenants or agreements contained herein as to which notice specifying such breach or failure has been given to Big Stuff promptly after the discovery thereof and Big Stuff has failed to cure or otherwise resolve the same to the reasonable satisfaction of Parent within thirty (30) days after receipt of such notice;

        (e) by Big Stuff or Parent if a court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, the Restated Company Agreement or any of the transactions contemplated by this Restated Agreement or such other agreements and such order, decree, ruling or other action shall have become final and nonappealable;

        (f) (i) by Big Stuff if the stockholders of Parent fail to approve and adopt the Merger or the issuance of the Parent Common Stock pursuant to this Restated Agreement or the other transactions contemplated or otherwise referenced herein or therein, as applicable, at the meeting duly convened therefor;

        (f)(ii) by Parent if the stockholders of Parent fail to approve and adopt the Merger pursuant to this Restated Agreement or the other transactions contemplated or otherwise referenced herein or therein, as applicable;

        (g) by Parent, if Big Stuff or its Board of Directors breaches any provision of SECTION 6.7; or

        (h) by Big Stuff, if Parent or its Board of Directors breaches any provision of SECTION 6.7;

    The party desiring to terminate this Restated Agreement pursuant to this
SECTION 8.1 shall give written notice of such termination to the other party in accordance with SECTION 11.1 below.

    8.2 PROCEDURE UPON TERMINATION. In the event of termination pursuant to this ARTICLE VIII, the Merger shall be abandoned without further action by Big Stuff or Parent, provided that the obligations of the applicable parties to this Restated Agreement contained in ARTICLE IX and SECTION 6.9 hereof shall remain in full force and effect. If this Restated Agreement is terminated as provided herein, each party shall use its reasonable best efforts to redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same. Nothing contained in this Restated Agreement shall relieve any party from any liability for any inaccuracy, misrepresentation or breach of this Restated Agreement prior to termination.

                    ARTICLE IX--SURVIVAL OF REPRESENTATIONS
                        AND WARRANTIES; INDEMNIFICATION

    9.1  INDEMNIFICATION BY THE BIG STUFF SHAREHOLDERS.

        (a) If the Closing has occurred, subject to the terms and conditions of this ARTICLE IX, the Big Stuff Shareholders shall indemnify Parent, and its officers, directors, agents and representatives (THE "INDEMNITEES"), from and in respect of, and hold the Indemnitees harmless against, any and all damages, fines, penalties, losses, liabilities, excise and other taxes, judgments, and deficiencies (including without limitation amounts paid in settlement and interest and reasonable out-of-pocket legal and accounting fees), but which amount shall be offset or reduced by the amount of any insurance proceeds received by Parent in respect of any of the foregoing, incurred or suffered by any of the Indemnitees ("DAMAGES") resulting from, relating to or in connection with any misrepresentation or breach of warranty of the Big Stuff Shareholders contained in this Restated Agreement.

        (b) The Big Stuff Shareholders acknowledge that their indemnification obligations hereunder are solely in their capacity as former shareholders of Big Stuff, and, accordingly, the indemnification obligations in this
    ARTICLE IX shall not entitle any Big Stuff Shareholder who was or is a current or former officer, director or employee of Big Stuff to any indemnification from Big Stuff pursuant to the organizational or governing documents of Big Stuff or pursuant to this Restated Agreement.

    9.2  METHOD OF ASSERTING CLAIMS.

        (a) Prior to the date (THE "REPORT DATE") that is thirty (30) days after the completion of Parent's audit report by Parent's independent auditors for the fiscal year ended December 31, 1999, each Indemnitee shall give written notice (THE "CLAIM NOTICE") to the Representative, as agent for the Big Stuff Shareholders, of any and all claims or events known to it which gives rise to a claim for indemnification hereunder by the Indemnitee against the Big Stuff Shareholders (AN "INDEMNIFIABLE CLAIM"). The Claim Notice shall specify the nature and estimated amount of such claimed Damages (THE "CLAIMED AMOUNT"). In the case of any claim for indemnification hereunder arising out of a claim, action, suit or proceeding brought by any Person who is not a party to this Restated Agreement (A "THIRD-PARTY CLAIM"), prior to the Report Date, the Indemnitee also shall give the Representative, as agent for the Big Stuff Shareholders, copies of any written claims, process or legal pleadings with respect to such Third-Party Claim.

        (b) Within forty-five (45) days after delivery of a Claim Notice, the Representative shall notify the Parent in writing of his objections, if any, to the claim. If the Representative has no objections to the claim, the Representative shall remit to the Parent the Claimed Amount within thirty
    (30) days. If the Representative has objections to the claim, the Representative and the Indemnitee shall proceed in good faith to negotiate a resolution of the dispute regarding the claim, and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

    9.3  THIRD PARTY CLAIMS.

        (a) Except as otherwise provided in paragraph (c) below, the Representative, as agent for the Big Stuff Shareholders, may elect to compromise or defend, at the Big Stuff Shareholders' own expense and by the Big Stuff Shareholders' own counsel reasonably satisfactory to the Indemnitee, any Third-Party Claim; provided that (i) the Representative provides the Indemnitee with reasonable evidence that the Big Stuff Shareholders will have the financial resources to defend against such claim and fulfill their indemnification obligations hereunder; and (ii) the giving of a Defense Notice (as defined below) by the Representative shall constitute an acknowledgment by the Big Stuff Shareholders of their obligation to indemnify the Indemnitee with respect to such Third-Party Claim in accordance with the terms of this ARTICLE IX. If the Representative, as agent for the Big Stuff Shareholders, elects to compromise or defend a Third-Party Claim, the Representative shall, within thirty (30) days of its receipt of the notice provided pursuant to
    SECTION 9.2(a) hereof (or sooner, if the nature of such Third-Party Claim so requires), notify the related Indemnitee of its intent to do so (A "DEFENSE NOTICE"), and such Indemnitee shall reasonably cooperate in the compromise of, or defense against, such Third-Party Claim. The Big Stuff Shareholders shall be responsible for the payment of such Indemnitee's actual out-of-pocket expenses (other than legal and accounting fees) incurred in connection with such cooperation, and such expenses shall constitute Damages incurred or suffered by Parent within the meaning of SECTION 9.1(a) hereof. After notice from the Representative, as agent for the Big Stuff Shareholders, to an Indemnitee of its election to assume the defense of a Third-Party Claim, the Big Stuff Shareholders shall not be liable to such Indemnitee under this
    ARTICLE IX for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof. If the Representative, as agent for the Big Stuff Shareholders, elects not to compromise or defend against a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in this SECTION 9.3, such Indemnitee may pay, compromise or defend such Third-Party Claim on behalf of and for the account and risk of the Big Stuff Shareholders (and any amount paid or expenses incurred in connection therewith shall constitute Damages incurred or suffered by Parent within the meaning of SECTION 9.1(a) hereof). The Representative may not consent to entry of any judgment or enter into any settlement without the written consent of each related Indemnitee (which consent shall not be unreasonably withheld), unless such judgment or settlement provides solely for money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such Third-Party Claim.

        (b) In respect of any claim, action, suit or proceeding brought by a taxing authority in respect of Taxes for which the Big Stuff Shareholders may be required to indemnify the Parent (A "TAX CLAIM"), the Representative, as agent for the Big Stuff Shareholders, shall have the sole right to control any Tax Claim, provided, however, that the Representative shall provide the Indemnitee with copies of all correspondence with any taxing authority in connection with any such Tax Claim and shall keep the Indemnitee reasonably informed of all progress with such taxing authority, and provided further that the Representative shall consult with the Indemnitee in good faith in contesting any proposed adjustment and shall consider any reasonable advice from the Indemnitee concerning such Tax Claim so long as the Representative, as agent for the Big Stuff Shareholders, shall (subject to the immediately following sentence) ultimately be entitled to control any such Tax Claim concerning any indemnity obligation of the Big Stuff Shareholders. The Representative shall not be entitled to compromise or settle any Tax liability of the Company for any pre-Closing Period that would have the effect of materially decreasing the Company's deductions for credits or materially increasing the Company's taxable income for any taxable year or period subsequent to the pre-Closing Period without the prior written consent of Parent, which consent shall not be unreasonably withheld. Parent will cooperate fully with Representative in defending any Tax Claim.

        (c) If there is a reasonable likelihood that a Third-Party Claim may have a material adverse effect on an Indemnitee, other than as a result of money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder, such Indemnitee will have the right, after consultation with the Representative, and at the cost and expense of the Big Stuff Shareholders (which costs and expenses, other than legal and accounting fees, shall constitute Damages within the meaning of
    SECTION 9.1(a) hereof to the extent provided therein), to defend such Third-Party Claim. If the Third-Party Claim involves a third party with whom Parent has a significant on-going or prospective relationship, the Indemnitee will have the right, after consultation with the Representative, and at the cost and expense of the Big Stuff Shareholders (which costs and expenses, other than legal and accounting fees, shall constitute Damages within the meaning of SECTION 9.1(a) hereof to the extent provided therein), to defend such Third-Party Claim; provided that the Big Stuff Shareholders shall not be obligated to pay Damages to the extent it is determined (by agreement between the Representative and Indemnitees or by arbitration or court judgment) that the Third-Party Claim was settled on terms that were not fair and reasonable to the Indemnitors.

    9.4 SURVIVAL. The representations and warranties of Big Stuff set forth in this Restated Agreement shall survive the Closing and shall continue until the Report Date. The representations and warranties shall not be affected by any examination made for or on behalf of Parent or the knowledge of any of Parent's officers, directors, stockholders, employees or agents, except that the representations and warranties are qualified by the matters disclosed in the Disclosure Schedules to the representations and warranties of Big Stuff and the Big Stuff Shareholders contained in ARTICLE II hereof and Parent agrees that Parent has knowledge of such matters. Notwithstanding anything to the contrary herein, if a claim for indemnification is made before the expiration of the periods of survival set forth above in this SECTION 9.4, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

    9.5  LIMITATIONS.

        (a) The Big Stuff Shareholders shall not be liable under this
    ARTICLE IX unless and until the aggregate amount of Damages incurred or suffered by Indemnitees exceeds $100,000, (at which point the Big Stuff Shareholders shall become liable for the entire amount of such Damages in excess of $75,000). For purposes of the preceding sentence, no independent claims of less than $1,000 may be made; PROVIDED, HOWEVER, that all claims arising out of a common set of facts shall be aggregated for purposes of determining whether the $1,000 threshold has been met.

        (b) The Big Stuff Shareholders' liability under this ARTICLE IX shall not exceed $400,000.

    The Big Stuff Shareholders may, at their option, satisfy their indemnification obligations under this Restated Agreement by (i) the payment of that amount of cash sufficient to satisfy such indemnification claim, but in any event not exceeding the amount set forth in SECTION 9.5(b) hereof, and subject to the provisions of SECTION 9.5(a) hereof; or (ii) the delivery of stock certificates representing that number of shares of Parent Common Stock sufficient to satisfy such indemnification claim, the value of which shall be determined in accordance with SECTION 9.5(d) hereof; PROVIDED, HOWEVER, that any stock certificates delivered in satisfaction of an indemnification claim must be delivered to Parent within three (3) business days following (as applicable)
(A) the date calculated in accordance with SECTION 9.2 or SECTION 9.3 hereof, if the claim is not in dispute; (B) resolution of such indemnification claim, whether prior to or following commencement of litigation; or (C) the entry of a final and non-appealable judgment by a court of competent jurisdiction.

        (d) The parties hereto agree that, for purposes of valuing shares of Parent Common Stock delivered pursuant to SECTION 9.5(c) to satisfy any indemnification claims pursuant to SECTION 9.2 or SECTION 9.3, Parent Common Stock shall be valued at a price per share equal to the greater of: (A) the weighted average of the closing prices, as reported on the NYSE, of the Parent Common Stock on the twenty (20) trading days prior to the date on which the stock certificates for the Parent Common Stock are to be delivered pursuant to clause (ii) of SECTION 9.5(c), or (B) $5.50.

        (e) No claim for indemnification pursuant to SECTION 9.1 shall be made unless asserted by a written notice given to the Representative on or before the Report Date.

    9.6  THE REPRESENTATIVE.

        (a) Big Stuff and the Big Stuff Shareholders hereby authorize, direct and appoint Reid to act as sole and exclusive agent, attorney-in-fact and representative of the Big Stuff Shareholders (THE "REPRESENTATIVE"), and authorizes and directs the Representative to (i) take any and all actions (including without limitation executing and delivering any documents, incurring any costs and expenses for the account of the Big Stuff Shareholders (which will constitute Damages incurred or suffered by Parent within the meaning of SECTION 9.1(a) hereof) and making any and all determinations) which may be required or permitted by this Restated Agreement to be taken by the Big Stuff Shareholders or the Representative,
    (ii) exercise such other rights, power and authority as are authorized, delegated and granted to the Representative hereunder in connection with the transactions contemplated hereby and (iii) exercise such rights, power and authority as are incidental to the foregoing. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Representative consistent therewith, shall be absolutely and irrevocably binding on each indemnifying party as if such indemnifying party personally had taken such action, exercised such rights, power or authority or made such decision or determination in such indemnifying party's individual capacity. Notwithstanding any other provision of this Restated Agreement, if the Closing occurs, then with respect to the matters covered by ARTICLE IX, (i) each of the Big Stuff Shareholders irrevocably relinquishes such Big Stuff Shareholder's right to act independently and other than through the Representative, except with respect to the removal of the Representative or appointment of a successor Representative as provided in SECTION 9.6(b) below, and (ii) no Big Stuff Shareholders shall have any right under this Restated Agreement or otherwise to institute any suit, action or proceeding against Big Stuff or Parent with respect to any such matter, any such right being irrevocably and exclusively delegated to the Representative. The Representative hereby acknowledges and accepts the foregoing authorization and appointment and agrees to serve as the Representative in accordance with this Restated Agreement.

        (b) The Representative shall serve as Representative until his resignation, removal from office, incapacity or death; provided, however, that the Representative shall not have the right to resign without
    (i) prior written notice to the Big Stuff Shareholders, and (ii) picking a successor reasonably satisfactory to Parent to serve until a successor thereto is elected by the Big Stuff Shareholders. The Representative may be removed at any time, and a successor representative, reasonably satisfactory to Parent, may be appointed, pursuant to written action by Big Stuff Shareholders. Any successor to the Representative shall, for purposes of this Restated Agreement, be deemed to be, from the time of the appointment thereof in accordance with the terms hereof, the Representative, and from and after such time, the term "REPRESENTATIVE" as used herein and therein shall be deemed to refer to such successor. No appointment of a successor shall be effective unless such successor agrees in writing to be bound by the terms of this Restated Agreement.

        (c) The Representative shall be permitted to retain counsel, consultants and other advisors and shall promptly notify Parent after retaining any such Person.

        (d) The provisions of this SECTION 9.6 shall in no way impose any obligations on Parent (other than those set forth in paragraph (c) above). In particular, notwithstanding any notice received by Parent to the contrary (except any notice of the appointment of a successor Representative approved by Parent in accordance with paragraph (b) of this SECTION 9.6), Parent shall be entitled to assume that all actions, decisions and determinations of the Representative are fully authorized by the Big Stuff Shareholders.

        (e) The Representative shall not be liable to the Big Stuff Shareholders for the performance of any act or the failure to act so long as he acted or failed to act in good faith in what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of the Big Stuff Shareholders.

    9.7  INDEMNIFICATION BY THE PARENT.

        (a) INDEMNITY. If the Closing has occurred, subject to the terms and conditions of this SECTION 9.7, Parent shall indemnify the Big Stuff Shareholders from and in respect of all, and hold the Big Stuff Shareholders harmless against, any and all damages, fines, penalties, losses, liabilities, judgments and deficiencies (including without limitation amounts paid in settlement and interest) ("BIG STUFF SHAREHOLDER DAMAGES") resulting from, relating to or in connection with any misrepresentation or breach of warranty of the Parent contained in this Restated Agreement.

        (b) SURVIVAL. The representations and warranties of Parent set forth in this Restated Agreement shall survive the Closing and shall continue until the Report Date. The representations and warranties shall not be affected by any examination made for or on behalf of Big Stuff or Big Stuff Shareholders or the knowledge of any of Big Stuff's officers, directors, stockholders, employees or agents, except that the representations and warranties are qualified by the matters disclosed in the Disclosure Schedules to the representations and warranties of the Parent contained in
    ARTICLE III hereof, and Big Stuff agrees that Big Stuff has knowledge of such matters. Notwithstanding anything to the contrary herein, if a claim for indemnification is made before the expiration of the periods of survival set forth above in this SECTION 9.7, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

        (c) LIMITATIONS. Parent shall not be liable under this SECTION 9.7 unless and until the aggregate amount of Big Stuff Shareholder Damages incurred or suffered by the Big Stuff Shareholders exceeds $100,000 (at which point Parent shall become liable for the entire amount of Big Stuff Shareholder Damages in excess of $75,000). Furthermore, the liability of Parent under this SECTION 9.7 shall be $400,000. No claim for indemnification pursuant to SECTION 9.7 shall be made unless asserted by a written notice given to Parent on or before the Report Date.

                           ARTICLE X--MUTUAL RELEASE

    10.1  MUTUAL RELEASE OF ALL CLAIMS.

        (a) Parent, for itself and for all of its stockholders, directors, officers, agents, employees, representatives, divisions, subsidiaries, affiliates, insurers, successors and assigns, hereby releases, remises, acquits and forever discharges Big Stuff and the Big Stuff Shareholders, and each of them and each of their respective stockholders, directors, officers, agents, employees, representatives, divisions, parents, subsidiaries, affiliates, insurers, successors and assigns, of and from any and all manner of claims, actions, causes of action, suits, debts, dues, accounts, contracts, agreements, continuing obligations, judgments, claims and demands whatsoever, whether in law or in equity, which now exist or may hereafter arise from any matter, fact, circumstance, happening or thing whatsoever occurring or failing to occur in connection with the negotiation, execution and performance of their respective obligations under the June 3 Big Stuff Agreement.

        (b) Big Stuff and the Big Stuff Shareholders, each for itself and for all of their respective stockholders, directors, officers, agents, employees, representatives, divisions, subsidiaries, affiliates, insurers, successors and assigns, hereby releases, remises, acquits and forever discharges Parent and its stockholders, directors, officers, agents, employees, representatives, divisions, parents, subsidiaries, affiliates, insurers, successors and assigns, of and from any and all manner of claims, actions, causes of action, suits, debts, dues, accounts, contracts, agreements, continuing obligations, judgments, claims and demands whatsoever, whether in law or in equity, which now exist or may hereafter arise from any matter, fact, circumstance, happening or thing whatsoever occurring or failing to occur in connection with the negotiation, execution and performance of its obligations under the June 3 Big Stuff Agreement.

        (c) Parent and each of Big Stuff and the Big Stuff Shareholders hereby represent, warrant and acknowledge that the mutual covenants and agreements in this ARTICLE X are made in good faith.

    10.2  COVENANT NOT TO SUE.

        (a) Parent hereby agrees that it will not institute any action against Big Stuff and the Big Stuff Shareholders arising out of the June 3 Big Stuff Agreement, including, but not limited to, any claim for contractual indemnity or implied indemnity.

        (b) Each of Big Stuff and the Big Stuff Shareholders hereby agrees that it will not institute any action against Parent arising out of the June 3 Big Stuff Agreement, including, but not limited to, any claim for contractual indemnity or implied indemnity.

    10.3 NO ADMISSION OF LIABILITY. None of Parent, Big Stuff or the Big Stuff Shareholders admits liability to any other party hereto and, in fact, each of Parent, Big Stuff and the Big Stuff Shareholders denies any liability relating to the June 3 Big Stuff YP Agreement.

                        ARTICLE XI--AMENDMENT AND WAIVER

    11.1 AMENDMENT OF THIS RESTATED AGREEMENT. Prior to Parent stockholder approval and except as is otherwise required by Applicable Law, this Restated Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto. Following receipt of approval by the Parent shareholders, the parties hereto acknowledge and agree that this Restated Agreement may be amended by the parties hereto by execution of an instrument in writing signed on behalf of each of the parties hereto; PROVIDED, HOWEVER, that any such amendment shall not have a material adverse effect upon Parent.

    11.2 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Acquisition Subsidiary, on the one hand, and Big Stuff and the Big Stuff Shareholders, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made by such other party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party; PROVIDED, HOWEVER, that an extension pursuant to SECTION 1.2(b) hereof need not be set forth in writing in order to be effective, unless such extension is to a date after March 1, 2000.

                        ARTICLE XII--GENERAL PROVISIONS

    12.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent, to:

           Advanced Communications Group, Inc.
           390 South Woods Mill Road, Suite 150
           St. Louis, Missouri 63017
           Attn: Mr. Richard O'Neal
           Facsimile: (314) 205-8141

           with a copy to:

           Blackwell Sanders Peper Martin LLP
           720 Olive Street, Suite 2400
           St. Louis, Missouri 63101-4834
           Attn: Mr. Craig A. Adoor
           Facsimile: (314) 345-6060

        (b) if to Big Stuff and Big Stuff Shareholders, to:

           Big Stuff, Inc.
           4515 South Georgia, Suite 118
           Amarillo, Texas 79102
           Attn: Mr. Richard L. Reid
           Facsimile: (806) 354-2974

           with a copy to:

           Steinhart & Falconer
           333 Market Street
           32(nd) Floor
           San Francisco, California 94105-2150
           Attn: Mr. Robb A. Scott
           Facsimile: (415) 442-0856

    12.2 INTERPRETATION. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation". The table of contents and headings contained in this Restated Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Restated Agreement. All Disclosure Schedules to this Restated Agreement constitute a part of this Restated Agreement as if set forth in full herein and are incorporated herein.

    12.3 COUNTERPARTS. This Restated Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    12.4 ENTIRE AGREEMENT; ASSIGNMENT. Subject to its becoming effective in accordance with SECTION 1.2 hereof, this Restated Agreement (including, but not limited to, the Recitals hereto), the Disclosure Schedules hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof including, but not limited to, (A) the June 3 Big Stuff Agreement; and (B) the Letter of Intent dated April 11, 1999 by and among the Parent, the Company, Big Stuff, Web and O'Neal and the Confidentiality Agreement dated April 11, 1999 by and among Parent, the Company, Big Stuff, Web and O'Neal; (ii) are not intended to confer upon any Person not a party hereto any rights or remedies hereunder except that the Representative shall have the express rights articulated in ARTICLE IX; and (iii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates, provided that Parent shall remain liable hereunder.

    12.5 SEVERABILITY. In the event that any provision of this Restated Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Restated Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto so long as consideration of the Restated Agreement is not materially affected for any party hereof. The parties further agree to replace such void or unenforceable provision of this Restated Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    12.6 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

    12.7 GOVERNING LAW. This Restated Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of California, City and County of San Francisco, in connection with any matter based upon or arising out of this Restated Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California, City and County of San Francisco for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

    12.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Restated Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                           ARTICLE XIII--DEFINITIONS

    13.1  DEFINITIONS.

    "Acquisition Subsidiary" shall have the meaning ascribed to it in the preamble hereto.

    "Active Parent Subsidiaries" shall mean Feist; FirsTel; Value; Great Western Directories, Inc.; Telecom Resources, Inc.; the Switchboard of Oklahoma
City, Inc.; Long Distance Management of Kansas, Inc.; Long Distance Management II, Inc.; and National Telecom, a proprietorship.

    "Affiliate Agreements" shall have the meaning set forth in SECTION 4.8 hereof.

    "Anniversary Date" shall mean the first anniversary of the Closing Date.

    "Associates" shall mean affiliates of any Person (including, without limitation, directors, officers, employees, agents, representatives and shareholders or any affiliates or associates thereof).

    "Benefit Plan" shall have the meaning ascribed to such term in SECTION 2.14 hereof.

    "Big Stuff" shall have the meaning ascribed to such term in the preamble hereto.

    "Big Stuff Common Stock" shall have the meaning ascribed to such term in
SECTION 1.3 hereof.

    "Big Stuff Financial Statements" shall have the meaning ascribed to such term in SECTION 2.8 hereof.

    "Big Stuff Material Adverse Effect" shall mean a material adverse effect on
(i) the business, assets, condition (financial or otherwise), properties, liabilities or the results of operations of Big Stuff taken as a whole,
(ii) the ability of Big Stuff to perform its obligations set forth in this Restated Agreement and the Big Stuff Transaction Agreements, or (iii) the ability of Big Stuff or the Big Stuff Shareholders to timely consummate the transactions contemplated by this Restated Agreement and the Big Stuff Transaction Agreements.

    "Big Stuff Material Contract" shall have the meaning ascribed to such term in SECTION 2.13 hereof.

    "Big Stuff Modified Representations" shall have the meaning ascribed to such term in SECTION 7.3(a)(i) hereof.

    "Big Stuff Nonmodified Representations" shall have the meaning ascribed to such term in SECTION 7.3(a)(i) hereof.

    "Big Stuff Permits" shall have the meaning ascribed to such term in
SECTION 2.11 hereof.

    "Big Stuff Real Property Leases" shall have the meaning ascribed to such term in SECTION 2.19(b) hereof.

    "Big Stuff Shares" shall have the meaning ascribed to such term in
SECTION 1.3 hereof.

    "Big Stuff Shareholders" shall have the meaning ascribed to such term in the preamble hereto.

    "Big Stuff Shareholder Damages" shall have the meaning ascribed to such term in SECTION 9.7(a) hereof.

    "Big Stuff Stock" shall have the meaning set forth in SECTION 2.2 hereof.

    "Big Stuff Transaction Agreements" shall have the meaning ascribed to such term in SECTION 2.4 hereof.

    "Certificate of Merger" shall have the meaning ascribed to such term in
SECTION 1.1 hereof.

    "Certificates" shall mean the certificates which, prior to the Merger, represented the Big Stuff Shares, and shall include a certificate issued upon due execution and delivery of an affidavit of loss and a bond, if required by Parent, in the event that a Big Stuff Shareholder is unable to produce and deliver, at the Closing, the original certificate which prior to the Merger, represented any Big Stuff Shares.

    "Claim Notice" shall have the meaning ascribed to such term in
Section 9.2(a) hereof.

    "Claimed Amount" shall have the meaning ascribed to such term in
SECTION 9.2(a) hereof.

    "Class A Special Shares" shall have the meaning set forth in the Restated Company Agreement.

    "CLEC Operations" shall mean Feist, FirsTel, Valu, and such other non-yellow pages operating subsidiaries or operations of Parent as shall be determined by the Board of Directors of Parent.

    "Closing" shall mean the closing of the Merger.

    "Closing Date" shall mean the date on which the Closing actually occurs.

    "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder.

    "Company" shall have the meaning set forth in Recital E hereto.

    "Company Shareholders" shall have the meaning set forth in Recital E hereto.

    "Consent" shall have the meaning ascribed to such term in SECTION 2.5 hereof.

    "Conversion Stock" shall have the meaning ascribed to such term in
SECTION 4.9 hereof.

    "Convertible Note" shall have the meaning ascribed to such term in
SECTION 1.10 hereof.

    "Corporation Laws" shall have the meaning ascribed to such term in
SECTION 1.1 hereof.

    "Damages" shall have the meaning ascribed to such term in SECTION 9.1(a) hereof.

    "Defense Notice" shall have the meaning ascribed to such term in
SECTION 9.3(a) hereof.

    "Disclosure Schedules" shall mean, collectively, that information required to be delivered by Big Stuff to Parent, and by Parent to Big Stuff, pursuant to this Restated Agreement.

    "Effective Time" shall have the meaning ascribed to such term in
SECTION 1.2 hereof.

    "Enforceability Exceptions" shall have the meaning ascribed to such term in
SECTION 2.4 hereof.

    "Environmental Laws" shall have the meaning ascribed to such term in
SECTION 2.17 hereof.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with all regulations thereunder.

    "Event" shall mean any event, occurrence, fact, condition, change, development or effect.

    "Exchange Ratio" shall have the meaning ascribed to such term in
SECTION 1.3 hereof.

    "Extraordinary Transactions" shall have the meaning ascribed to such term in
SECTION 6.7 hereof.

    "Feist" shall mean Feist Long Distance Service, Inc.

    "Final Order", with respect to any Consent of a Governmental Authority, shall mean an action by the appropriate Governmental Authority as to which:
(i) no request for stay by such Governmental Authority of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before such Governmental Authority, and no appeal or comparable administrative remedy is pending before such Governmental Authority, and the time for filing any such petition, appeal or administrative remedy has passed; (iii) such Governmental Authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the Governmental Authority action is pending or in effect, and if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

    "FirsTel" shall mean FirsTel, Inc.

    "Governmental Authority" shall mean a nation or government, any state or other political subdivision thereof, any Person, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization.

    "Great Western Credit Agreement" shall mean the Loan Agreement dated as of May 14, 1999, by and among Great Western Directories, Inc., the lenders signatories thereto, and Bank of America National Trust and Savings Association as Administrative Agent.

    "Great Western Notes" shall have the meaning ascribed to such term in Recital E hereto.

    "Great Western Shareholders" shall have the meaning ascribed to such term in Recital E hereto.

    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    "ICL" shall have the meaning ascribed to such term in Recital E hereto.

    "Indemnifiable Claim" shall have the meaning ascribed to such term in
SECTION 9.2(a) hereof.

    "Indemnitees" shall have the meaning ascribed to such term in
SECTION 9.1(a) hereof.

    "Intellectual Property" shall have the meaning ascribed to such term in
SECTION 2.18 hereof.

    "IP Claim Notice" shall have the meaning ascribed to such term in
SECTION 2.18 hereof.

    "IRS" shall mean the United States Internal Revenue Service, or any successor thereto.

    "June 3 Big Stuff Agreement" shall have the meaning ascribed to such term in
SECTION 1.2(a) hereof.

    "Law" shall mean applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority or other matters having the force of law including, but not limited to, any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority.

    "Letter of Transmittal" shall have the meaning ascribed to such term in
SECTION 1.5 hereof.

    "Litigation" shall have the meaning ascribed to such term in SECTION 2.7 hereof.

    "Merger" shall have the meaning ascribed to such term in Recital B hereto.

    "Merger Consideration" shall have the meaning ascribed to such term in
SECTION 1.3 hereof.

    "Multi-employer Plan" shall have the meaning ascribed to such term in
SECTION 2.14 hereof.

    "NYSE" shall mean the New York Stock Exchange, Inc.

    "O'Neal" shall have the meaning ascribed to such term in the preamble hereto.

    "Parent" shall have the meaning ascribed to such term in the Preamble hereto.

    "Parent Common Stock" shall have the meaning ascribed to such term in
SECTION 1.3 hereof.

    "Parent Financial Statements" shall have the meaning ascribed to such term in SECTION 3.8 hereof.

    "Parent Guaranty" shall mean that certain Guaranty of Parent given pursuant to the Great Western Credit Agreement.

    "Parent Material Adverse Effect" shall mean a material adverse effect on
(i) the business, assets, condition (financial or otherwise), properties, liabilities or the results of operations of Parent and the Active Parent Subsidiaries taken as a whole, (ii) the ability of Parent to perform its obligations set forth in this Restated Agreement and the Parent Transaction Agreements, or (iii) the ability of Parent to timely consummate the transactions contemplated by this Restated Agreement and the Parent Transaction Agreements.

    "Parent Material Contract" shall have the meaning ascribed to such term in
SECTION 3.13 hereof.

    "Parent Modified Representations" shall have the meaning ascribed to such term in SECTION 7.2(a)(i) hereof.

    "Parent Nonmodified Representation" shall have the meaning ascribed to such term in SECTION 7.2(a)(i) hereof.

    "Parent Permits" shall have the meaning ascribed to such term in
SECTION 3.11 hereof.

    "Parent Securities Filings" shall have the meaning ascribed to such term in
SECTION 3.7 hereof.

    "Parent Series A Stock "shall have the meaning ascribed to such term in
SECTION 3.2 hereof.

    "Parent Transaction Agreements" shall have the meaning ascribed to such term in SECTION 3.4 hereof.

    "Person" shall mean and include an individual, corporation, partnership, association, trust or other entity or organization, including a Governmental Authority.

    "Registration Statements" shall have the meaning ascribed to such term in
SECTION 6.1(b) hereof.

    "Reid" shall have the meaning ascribed to such term in the preamble hereto.

    "Report Date" shall have the meaning ascribed to such term in
SECTION 9.2(a) hereof.

    "Representative" shall have the meaning ascribed to such term in
SECTION 9.6 hereof.

    "Resignations" shall have the meaning ascribed to such term in SECTION 6.8 hereof.

    "Restated Agreement" shall have the meaning ascribed to it in the preamble hereto.

    "Restated Company Agreement" shall have the meaning set forth in Recital E hereto.

    "Restated Web Agreement" shall mean that certain Amended and Restated Acquisition Agreement dated as of October 26, 1999, among the Parent, ACG Acquisition VII Corp., Web and the Web shareholders.

    "SEC" shall mean the U.S. Securities and Exchange Commission.

    "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

    "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

    "Surviving Corporation" shall have the meaning ascribed to such term in
SECTION 1.1 hereof.

    "Surviving Corporation Common Stock" shall have the meaning ascribed to such term in SECTION 1.3 hereof.

    "Surviving Corporation Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, condition (financial or otherwise), properties, liabilities or the results of operations of the Surviving Corporation, or (ii) the ability to timely consummate the transactions contemplated by this Restated Agreement.

    "Tax" shall have the meaning ascribed to such term in SECTION 2.15(a) hereof.

    "Tax Claim" shall have the meaning ascribed to such term in SECTION 9.3(b) hereof.

    "Third-Party Claim" shall have the meaning ascribed to such term in
SECTION 9.2(a) hereof.

    "Transaction Expenses" shall have the meaning ascribed to such term in
SECTION 5.9 hereof.

    "Valu" shall mean, collectively, Valu-line of Louisiana, Inc. and Valu-line of Longview, Inc.

    "Web" shall have the meaning ascribed to such term in Recital E hereto.

    "WorldPages" shall have the meaning ascribed to such term in Recital E hereto.

    "Year 2000 Compliant" shall have the meaning ascribed to such term in
SECTION 2.27 hereof.

                         [SIGNATURES ON FOLLOWING PAGE]

 [Signature pages to the Amended and Restated Big Stuff Acquisition Agreement]

    IN WITNESS WHEREOF, Parent, the Acquisition Subsidiary, Big Stuff and the Big Stuff Shareholders have caused this Restated Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

                                                       ADVANCED COMMUNICATIONS GROUP, INC.

                                                       By:  /s/ MICHAEL PRUSS
                                                            -----------------------------------------
                                                            Name: Michael Pruss
                                                            Title: Chief Financial Officer and
                                                            Secretary

                                                       ACG ACQUISITION VI CORP.

                                                       By:  /s/ MICHAEL PRUSS
                                                            -----------------------------------------
                                                            Name: Michael Pruss Title: Secretary

                                                       BIG STUFF, INC.

                                                       By:  /s/ RICHARD L. REID
                                                            -----------------------------------------
                                                            Title: CEO

                                                            /s/ RICHARD O'NEAL
                                                            -----------------------------------------
                                                            RICHARD O'NEAL

                                                            /s/ RICHARD L. REID
                                                            -----------------------------------------
                                                            RICHARD L. REID

ARTICLE I--TERMS OF THE MERGER.....................................      C-2
   1.1    THE MERGER..................................................   C-2
   1.2    EFFECTIVE TIME..............................................   C-2
   1.3    MERGER CONSIDERATION........................................   C-3
   1.4    STOCKHOLDERS' RIGHT UPON MERGER.............................   C-3
   1.5    SURRENDER AND EXCHANGE OF SHARES............................   C-3
   1.6    BYLAWS......................................................   C-4
   1.7    OTHER EFFECTS OF MERGER.....................................   C-4
   1.8    TAX-FREE REORGANIZATION.....................................   C-4
   1.9    CONVERTIBLE NOTE............................................   C-4
   1.11   ADDITIONAL ACTIONS..........................................   C-5
ARTICLE II--REPRESENTATIONS AND WARRANTIES OF BIG STUFF AND THE BIG
  STUFF SHAREHOLDERS...............................................      C-5
   2.1    ORGANIZATION AND GOOD STANDING..............................   C-5
   2.2    CAPITALIZATION..............................................   C-5
   2.3    SUBSIDIARIES................................................   C-5
   2.4    AUTHORIZATION; BINDING AGREEMENT............................   C-5
   2.5    GOVERNMENTAL APPROVALS......................................   C-6
   2.6    NO VIOLATIONS...............................................   C-6
   2.7    LITIGATION..................................................   C-6
   2.8    BIG STUFF FINANCIAL STATEMENTS..............................   C-7
   2.9    ABSENCE OF CERTAIN CHANGES OR EVENTS........................   C-7
   2.10   COMPLIANCE WITH LAWS........................................   C-7
   2.11   PERMITS.....................................................   C-8
   2.12   FINDERS AND INVESTMENT BANKERS..............................   C-8
   2.13   CONTRACTS...................................................   C-8
   2.14   EMPLOYEE BENEFIT PLANS......................................   C-8
   2.15   TAXES AND RETURNS...........................................   C-9
   2.16   LIABILITIES.................................................  C-10
   2.17   ENVIRONMENTAL MATTERS.......................................  C-10
   2.18   INTELLECTUAL PROPERTY; FICTITIOUS NAMES.....................  C-11
   2.19   REAL ESTATE.................................................  C-11
   2.20   CORPORATE RECORDS...........................................  C-11
   2.21   TITLE TO AND CONDITION OF PERSONAL PROPERTY.................  C-11
   2.22   NO ADVERSE ACTIONS..........................................  C-11
   2.23   LABOR MATTERS...............................................  C-12
   2.24   INSURANCE...................................................  C-12
   2.25   DISCLOSURE..................................................  C-12
   2.26   TAX.........................................................  C-12
   2.27   YEAR 2000 COMPLIANCE........................................  C-12
ARTICLE III--REPRESENTATIONS AND WARRANTIES OF PARENT..............     C-13
   3.1    ORGANIZATION AND GOOD STANDING..............................  C-13
   3.2    CAPITALIZATION..............................................  C-13
   3.3.   SUBSIDIARIES................................................  C-13
   3.4    AUTHORIZATION; BINDING AGREEMENT............................  C-14
   3.5    GOVERNMENTAL APPROVALS......................................  C-14
   3.6    NO VIOLATIONS...............................................  C-14
   3.7    SECURITIES FILINGS AND LITIGATION...........................  C-15
   3.8    PARENT FINANCIAL STATEMENTS.................................  C-15
   3.9    ABSENCE OF CERTAIN CHANGES OR EVENTS........................  C-16
   3.10   COMPLIANCE WITH LAWS........................................  C-16
   3.11   PERMITS.....................................................  C-16
   3.12   FINDERS AND INVESTMENT BANKERS..............................  C-16
   3.13   CONTRACTS...................................................  C-16

   3.14   CORPORATE RECORDS...........................................  C-16
   3.15   TAX.........................................................  C-16
   3.16   DISCLOSURE..................................................  C-16
    ARTICLE IV--ADDITIONAL COVENANTS OF BIG STUFF AND THE BIG STUFF
  SHAREHOLDERS.....................................................     C-17
   4.1    NOTIFICATION OF CERTAIN MATTERS.............................  C-17
   4.2    ACCESS AND INFORMATION......................................  C-17
   4.3    BIG STUFF SHAREHOLDER APPROVAL..............................  C-17
   4.4    REASONABLE BEST EFFORTS.....................................  C-18
   4.5    COMPLIANCE..................................................  C-18
   4.6    BENEFIT PLANS...............................................  C-18
   4.7    TAX OPINION CERTIFICATION...................................  C-18
   4.8    AFFILIATE AGREEMENTS........................................  C-18
   4.9    TRANSFER RESTRICTIONS.......................................  C-18
ARTICLE V--ADDITIONAL COVENANTS OF PARENT..........................     C-19
   5.1    CONDUCT OF BUSINESS OF PARENT AND THE ACTIVE PARENT
            SUBSIDIARIES..............................................  C-19
   5.2    NOTIFICATION OF CERTAIN MATTERS.............................  C-19
   5.3    ACCESS AND INFORMATION......................................  C-20
   5.4    COMPLIANCE..................................................  C-20
   5.5    SEC AND SHAREHOLDER FILINGS.................................  C-20
   5.6    TAX TREATMENT...............................................  C-20
   5.7    EMPLOYMENT AND EMPLOYEE BENEFIT PLANS.......................  C-20
   5.8    EXPENSES....................................................
   5.9    PARENT SHAREHOLDER APPROVAL.................................
ARTICLE VI--ADDITIONAL COVENANTS OF THE PARENT, BIG STUFF AND THE BIG
  STUFF SHAREHOLDERS...............................................     C-21
   6.1    REGISTRATION OF SECURITIES..................................  C-21
   6.3    CONSENTS....................................................  C-22
   6.3    LEGAL REQUIREMENTS..........................................
   6.4    PUBLIC ANNOUNCEMENTS........................................
   6.5    CONDUCT OF BUSINESS PRIOR TO CLOSING DATE...................
   6.7    NO SOLICITATION OF ACQUISITION PROPOSAL.....................  C-26
   6.8    RESIGNATIONS................................................  C-26
   6.9    CONFIDENTIALITY.............................................  C-26
ARTICLE VII--CONDITIONS TO CLOSING.................................     C-28
   7.1    CONDITIONS TO OBLIGATIONS OF EACH PARTY TO CLOSING..........  C-28
   7.2    ADDITIONAL CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS AND
            COMPANY...................................................  C-29
   7.3    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT..........  C-30
ARTICLE VIII--TERMINATION AND ABANDONMENT..........................     C-31
   8.1    TERMINATION.................................................  C-31
   8.2    PROCEDURE UPON TERMINATION..................................  C-32
            ARTICLE IX--SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
  INDEMNIFICATION..................................................     C-32
   9.1    INDEMNIFICATION BY THE BIG STUFF SHAREHOLDERS...............  C-32
   9.2    METHOD OF ASSERTING CLAIMS..................................  C-33
   9.3    THIRD PARTY CLAIMS..........................................  C-33
   9.4    SURVIVAL....................................................  C-35
   9.5    LIMITATIONS.................................................  C-35
   9.6    THE REPRESENTATIVE..........................................  C-35
   9.7    INDEMNIFICATION BY THE PARENT...............................  C-36
ARTICLE X--MUTUAL RELAEASE.........................................     C-37
  10.1    MUTUAL RELEASE OF ALL CLAIMS................................  C-37

  10.2    COVENANT NOT TO SUE.........................................  C-37
  10.3    NO ADMISSION OF LIABILITY...................................  C-38
ARTICLE XI--AMENDMENT AND WAIVER...................................     C-38
  11.1    AMENDMENT OF THIS RESTATED AGREEMENT........................  C-38
  11.2    EXTENSION; WAIVER...........................................  C-38
ARTICLE XII--GENERAL PROVISIONS....................................     C-38
  12.1    NOTICES.....................................................  C-38
  12.2    INTERPRETATION..............................................  C-39
  12.3    COUNTERPARTS................................................  C-39
  12.4    ENTIRE AGREEMENT; ASSIGNMENT................................  C-39
  12.5    SEVERABILITY................................................  C-39
  12.6    OTHER REMEDIES..............................................  C-39
  12.7    GOVERNING LAW...............................................  C-40
  12.8    RULES OF CONSTRUCTION.......................................  C-40
ARTICLE XIII--DEFINITIONS..........................................     C-40
  13.1    DEFINITIONS.................................................  C-40

                                   SCHEDULES

Schedule 2.1         Jurisdictions of Incorporation and Qualification
Schedule 2.2         Capitalization
Schedule 2.5         Governmental Approvals
Schedule 2.6         No Violations
Schedule 2.7         Litigation
Schedule 2.9         Absence of Certain Changes or Events
Schedule 2.13        Contracts
Schedule 2.14        Employee Benefit Plans
Schedule 2.15        Taxes
Schedule 2.16        Liabilities
Schedule 2.17        Environmental Matters
Schedule 2.18        Intellectual Property
Schedule 2.19(b)     Real Estate--Leased
Schedule 2.20        Corporate Records
Schedule 2.22        No Adverse Actions
Schedule 2.23        Labor Matters
Schedule 2.27        Year 2000 Compliance
Schedule 3.1         Parent Jurisdictions of Incorporation and Qualification
Schedule 3.2         Parent Securities Filings
Schedule 3.3         Parent Subsidiaries
Schedule 3.7(b)      Parent Litigation
Schedule 3.8         Parent Liabilities
Schedule 3.9         Absence of Certain Changes or Events
Schedule 3.13        Parent Contracts
Schedule 6.6(b)(i)   Big Stuff Securities Issuances, Etc.
Schedule 6.6(b)(ii)  Parent Securities Issuances, Etc.